EXHIBIT 2.1



                          AGREEMENT AND PLAN OF MERGER

                                     BETWEEN

                   LABORATORY CORPORATION OF AMERICA HOLDINGS

                            DAVINCI DEVELOPMENT, INC.

                                       AND

                              DIANON SYSTEMS, INC.









                          Dated as of November 10, 2002

                                TABLE OF CONTENTS





ARTICLE I THE MERGER.................................................

    SECTION 1.1.  General............................................
                  -------
    SECTION 1.2.  Certificate of Incorporation.......................
                  ----------------------------
    SECTION 1.3.  The By-Laws........................................
                  -----------
    SECTION 1.4.  Board of Directors and Officers....................
                  -------------------------------
    SECTION 1.5.  Conversion of Securities...........................
                  ------------------------
    SECTION 1.6.  Adjustments to Prevent Dilution....................
                  -------------------------------
    SECTION 1.7.  Exchange Procedures; Distributions with Respect to Unexchanged Shares; Stock Transfer Books........
                  -----------------------------------------------
    SECTION 1.8.  Return of Exchange Fund............................
                  -----------------------
    SECTION 1.9.  No Further Ownership Rights in Company
                  Common Stock.......................................
                  ---------------------------------------------------
    SECTION 1.10.  Further Assurances................................
                   ------------------
    SECTION 1.11.  Appraisal Rights..................................
                   ----------------


ARTICLE II REPRESENTATIONS AND WARRANTIES OF the Company.............

    SECTION 2.1.  Organization and Qualification.....................
                  ------------------------------
    SECTION 2.2.  Certificate of Incorporation and Bylaws............
                  ---------------------------------------
    SECTION 2.3.  Capitalization.....................................
                  --------------
    SECTION 2.4.  Authority..........................................
                  ---------
    SECTION 2.5.  No Conflict; Required Filings and Consents.........
                  ------------------------------------------
    SECTION 2.6.  Company Reports: Financial Statements..............
                  -------------------------------------
    SECTION 2.7.  Absence of Certain Changes or Events...............
                  ------------------------------------
    SECTION 2.8.  Material Contracts.................................
                  -------------------
    SECTION 2.9.  Real Property......................................
                  -------------
    SECTION 2.10.  Environmental Matters.............................
                   ---------------------
    SECTION 2.11.  Litigation........................................
                   ----------
    SECTION 2.12.  Permits; Compliance...............................
                   -------------------
    SECTION 2.13.  Intellectual Property.............................
                   ---------------------
    SECTION 2.14.  Taxes.............................................
                   -----
    SECTION 2.15.  Employment and Benefit Matters....................
                   ------------------------------
    SECTION 2.16.  Transactions with Related Parties.................
                   ---------------------------------
    SECTION 2.17.  Insurance.........................................
                   ---------
    SECTION 2.18.  Brokers...........................................
                   -------
    SECTION 2.19.  Disclosure........................................
                   ----------
    SECTION 2.20.  Absence of Violation..............................
                   --------------------
    SECTION 2.21.  Customers.........................................
                   ---------
    SECTION 2.22.  Takeover  Statutes and Rights Plan................
                   ----------------------------------
    SECTION 2.23  Fairness Opinion...................................
                  ----------------


ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT.................

    SECTION 3.1.  Organization and Qualification.....................
                  ------------------------------
    SECTION 3.2.  Certificate of Incorporation and Bylaws............
                  ---------------------------------------
    SECTION 3.3.  Authority..........................................
                  ---------
    SECTION 3.4.  No Conflict; Required Filings and Consents.........
                  ------------------------------------------
    SECTION 3.5.  Brokers............................................
                  -------
    SECTION 3.6.  Available Funds....................................
                  ---------------


ARTICLE IV REPRESENTATIONS AND WARRANTIES  OF merger sub.............

    SECTION 4.1.  Organization and Qualification.....................
                  ------------------------------
    SECTION 4.2. Authority...........................................
                 ---------
    SECTION 4.3.  No Conflict; Required Filings and Consents.........
                  ------------------------------------------


ARTICLE V CONDUCT PENDING CLOSING....................................

    SECTION 5.1.  Conduct of Business Pending Closing................
                  -----------------------------------
    SECTION 5.2.  Prohibited Actions Pending Closing.................
                  ----------------------------------
    SECTION 5.3.  Access; Documents; Supplemental Information........
                  -------------------------------------------
    SECTION 5.4.  Acquisition Proposals..............................
                  ---------------------
    SECTION 5.5.  Information Supplied...............................
                  --------------------
    SECTION 5.6.  Stockholders Meeting...............................
                  --------------------
    SECTION 5.7.  Filings; Other Actions; Notification...............
                  ------------------------------------
    SECTION 5.8.  Company Stock Options..............................
                  ---------------------
    SECTION 5.9.  Notification of Certain Matters....................
                  -------------------------------
    SECTION 5.10.  Indemnification...................................
                   ---------------
    SECTION 5.11.  Actions by the Parties............................
                   ----------------------
    SECTION 5.12.  Employee Benefits Matters.........................
                   -------------------------
    SECTION 5.13.  Transfer Taxes....................................
                   ---------------


ARTICLE VI CONDITIONS PRECEDENT......................................

    SECTION 6.1.  Conditions Precedent to Each Party's Obligation
                  to Effect the Merger...............................
                  -----------------------------------------------
    SECTION 6.2.  Conditions Precedent to Obligations of Parent......
                  ---------------------------------------------
    SECTION 6.3.  Conditions Precedent to the Company's Obligations..
                  -------------------------------------------------


ARTICLE VII TERMINATION..............................................

    SECTION 7.1.  Termination........................................
                  -----------
    SECTION 7.2  Effect of Termination...............................
                 ---------------------


ARTICLE VIII MISCELLANEOUS AND GENERAL...............................

    SECTION 8.1.  Survival...........................................
                  --------
    SECTION 8.2.  Expenses...........................................
                  --------
    SECTION 8.3.  Publicity..........................................
                  ---------
    SECTION 8.4.  Contents of Agreement; Parties in Interest; Etc....
                  -----------------------------------------------
    SECTION 8.5.  Assignment and Binding Effect......................
                  -----------------------------
    SECTION 8.6  Definitions.........................................
                 -----------
    SECTION 8.7.  Notices............................................
                  -------
    SECTION 8.8.  Amendment..........................................
                  ---------
    SECTION 8.9.  Governing Law......................................
                  -------------
    SECTION 8.10.  No Benefit to Others..............................
                   --------------------
    SECTION 8.11.  Severability......................................
                   ------------
    SECTION 8.12.  Section Headings..................................
                   ----------------
    SECTION 8.13.  Schedules and Exhibits............................
                   ----------------------
    SECTION 8.14.  Extensions........................................
                   ----------
    SECTION 8.15.  Counterparts......................................
                   ------------

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

            AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of November 10, 2002 by and between LABORATORY CORPORATION OF AMERICA HOLDINGS, a Delaware corporation ("Parent"), DAVINCI DEVELOPMENT, INC., a Delaware corporation ("Merger Sub") and DIANON SYSTEMS, INC., a Delaware corporation (the "Company").


                                    RECITALS
                                    --------

            WHEREAS, the Boards of Directors of each of Parent, Merger Sub and the Company have determined that the merger of Merger Sub with and into the Company (the "Merger") in accordance with the provisions of the Delaware General Corporation Law, as amended (the "DGCL"), and subject to the terms and conditions of this Agreement, is advisable and in the best interests of Parent, Merger Sub and the Company and their respective stockholders.

            NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound do hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

      SECTION 1.1.  GENERAL.
                    -------

            (a) Subject to the terms and conditions of this Agreement and in accordance with the DGCL, at the Effective Time (i) Merger Sub shall be merged with and into the Company, (ii) the separate corporate existence of Merger Sub shall cease and (iii) the Company shall be the surviving company (the "Surviving Company") and shall continue its legal existence under the laws of the State of Delaware.

            (b) The Merger shall become effective at the time of filing of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the provisions of Section 251 of the DGCL, or at such later time as may be stated in the Certificate of Merger (the "Effective Time").

            (c) The closing of the Merger (the "Closing") shall take place at the offices of Hogan & Hartson, L.L.P., 111 S. Calvert Street, Baltimore, Maryland 21202 at 10:00 A.M., subject to the satisfaction or waiver of the conditions set forth in ARTICLE VI, two Business Days after the date on which the last of the conditions set forth in SECTIONS 6.1(a) and 6.1(b) shall have been satisfied or waived, or on such other date, time and place as the Company, Parent and Merger Sub may mutually agree (the "Closing Date").

            (d) At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Merger Sub shall vest in the Surviving Company, and all debts, liabilities, obligations, and duties of Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Company.

      SECTION 1.2.  CERTIFICATE OF INCORPORATION.
                    ----------------------------

            The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended so that Article FOURTH of the Certificate of Incorporation shall be amended to read in its entirety as follows: "The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 100 shares of Common Stock par value $.01 per share." As so amended, the Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Company, until thereafter changed or amended as provided therein and by applicable law.

      SECTION 1.3.  THE BY-LAWS.
                    -----------

            The By-laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be adopted as the By-laws of the Surviving Company, until thereafter changed or amended as provided therein and by applicable law.

      SECTION 1.4.  BOARD OF DIRECTORS AND OFFICERS.
                    -------------------------------

            From and after the Effective Time, the Board of Directors and Officers of Merger Sub at the Effective Time shall continue as the Board of Directors and Officers of the Surviving Company, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Company until his or her respective successors are duly elected or appointed and qualified.

      SECTION 1.5.  CONVERSION OF SECURITIES.
                    ------------------------

            At the Effective Time, by virtue of the Merger and without any action on the part of the Company or the holders of the Company's common stock, par value $0.01 per share (the "Company Common Stock"):

            (a) Each issued and outstanding share of Merger Sub capital stock immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of Common Stock of the Surviving Company;

            (b) Each share of Company Common Stock held in the treasury of the Company and each share of Company Common Stock owned by Merger Sub or Parent shall be cancelled without any conversion thereof and no payment or distribution shall be made with respect thereto; and

            (c) At the Effective Time, each then issued and outstanding share of Company Common Stock together with associated Company Rights (as defined in
SECTION 2.3) (other than shares to be cancelled in accordance with SECTION 1.5(b)) shall be converted into, and become exchangeable for the right to receive consideration consisting of $47.50 in cash (the "Merger Consideration").

      SECTION 1.6.  ADJUSTMENTS TO PREVENT DILUTION.
                    -------------------------------

            In the event that, prior to the Effective Date, any stock split, combination, reclassification or stock dividend with respect to the Company Common Stock, any change or conversion of Company Common Stock into other securities or any other dividend or distribution with respect to the Company Common Stock should occur or, if a record date with respect to any of the foregoing should occur, appropriate and proportionate adjustments shall be made to the Merger Consideration, and thereafter all references to the Merger Consideration shall be deemed to be to such Merger Consideration as so adjusted.

      SECTION 1.7. EXCHANGE PROCEDURES; DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES; STOCK TRANSFER BOOKS.
                    --------------------------------------------------

            (a) Prior to the Effective Time, Parent shall appoint a commercial bank or trust company reasonably acceptable to the Company to act as exchange agent for the purpose of exchanging Certificates for the Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, Parent shall deposit with the Exchange Agent for the benefit of the holders of shares of Company Common Stock the aggregate Merger Consideration (such cash is referred to herein as the "Exchange Fund").

            (b) As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to send to each Person who was, at the Effective Time, a holder of record of certificates which represented outstanding Company Common Stock (the "Certificates") which shares were converted into the right to receive the Merger Consideration pursuant to SECTION 1.5, a letter of transmittal which
(i) shall specify that delivery shall be effected and risk of loss and title to such Certificates shall pass, only upon actual delivery thereof to the Exchange Agent and (ii) shall contain instructions for use in effecting the surrender of the Certificates. Upon surrender to the Exchange Agent of Certificates for cancellation, together with such letter of transmittal duly executed, such holder shall be entitled to receive in exchange therefor the Merger Consideration, and the Certificates so surrendered shall then be cancelled. Subject to SECTION 1.7(c) and SECTION 1.8, until surrendered as contemplated by this SECTION 1.7(b), each Certificate, from and after the Effective Time, shall be deemed to represent only the right to receive, upon such surrender, the Merger Consideration.

            (c) If the Merger Consideration is to be paid to any Person other than the registered holder of the Certificate surrendered in exchange therefor, it shall be a condition to such exchange that such surrendered Certificate shall be properly endorsed and otherwise in proper form for transfer and such Person either (i) shall pay to the Exchange Agent any transfer or other taxes required as a result of the distribution of such cash payment to such Person or (ii) shall establish to the reasonable satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent. All amounts in respect of taxes received or withheld by Parent shall be disposed of by Parent in accordance with the Code or such state, local or foreign tax law, as applicable.

            (d) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and subject to such other reasonable conditions as the Board of Directors of Parent may impose, Parent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration as determined under SECTION 1.5(c) in respect of such Certificate.

            (e) At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of shares of Company Common Stock on the records of the Company. From and after the Effective Time, the holders of shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by applicable law.

      SECTION 1.8.  RETURN OF EXCHANGE FUND.
                    -----------------------

            Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for six months after the Effective Date shall be delivered to Parent, upon its request, and any such former holders who have not theretofore surrendered to the Exchange Agent their Certificates in compliance herewith shall thereafter look only to Parent for payment of the Merger Consideration

      SECTION 1.9.  NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK.
                    ---------------------------------------------------

            The Merger Consideration delivered upon the surrender for exchange of any Certificate in accordance with the terms hereof shall be deemed to have been delivered (and paid) in full satisfaction of all rights pertaining to the Company Common Stock previously represented by such Certificate.

      SECTION 1.10.  FURTHER ASSURANCES.
                     ------------------

            If at any time after the Effective Time the Surviving Company shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (a) to vest, perfect or confirm, of record or otherwise, in the Surviving Company, its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or Assets of either the Company or Merger Sub or (b) otherwise to carry out the purposes of this Agreement, the Surviving Company and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Company or Merger Sub, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or Assets of the Company or Merger Sub and otherwise to carry out the purposes of this Agreement.

      SECTION 1.11.  APPRAISAL RIGHTS
                     ----------------


            (a) Each outstanding share of Company Common Stock as to which a written demand for appraisal is filed in accordance with Section 262 of the DGCL at or prior to the Company Stockholders Meeting (as hereinafter defined) and not withdrawn at or prior to the Company Stockholders Meeting and which is not voted in favor of the Merger shall not be converted into or represent a right to receive the Merger Consideration hereunder unless and until the holder shall have failed to perfect, or shall have effectively withdrawn or lost his or her right to appraisal of and payment for his or her Company Common Stock under such
Section 262, at which time his or her Company Common Stock shall be treated in accordance with SECTION 1.11(b) below. All such Company Common Stock as to which such a written demand for appraisal is so filed and not withdrawn at or prior to the time of such vote and which are not voted in favor of the Merger, except any such Company Common Stock the holder of which, prior to the Effective Time, shall have effectively withdrawn or lost, his or her right to appraisal of and payment for his or her Company Common Stock under such Section 262, are herein called "Dissenting Shares." The Company shall give Parent prompt notice upon receipt by the Company of any written demands for appraisal rights, withdrawal of such demands, and any other instruments served pursuant to Section 262 of the DGCL, and the Company shall give Parent the opportunity to direct all negotiations and proceedings with respect to such demands. The Company shall not voluntarily make any payment with respect to any demands for appraisal rights and shall not, except with the prior written consent of the Parent, settle or offer to settle any such demands. Each holder of Company Common Stock who becomes entitled, pursuant to Section 262 of the DGCL, to payment for his or her Company Common Stock under the provisions of such section shall receive payment therefor from the Surviving Corporation and such Company Common Stock shall be cancelled.

            (b) If prior to the Effective Time any stockholder of the Company shall fail to perfect, or shall effectively withdraw or lose, his or her right to appraisal of and payment for his or her Dissenting Shares under Section 262 of the DGCL, the Company Common Stock of such holder shall be treated for purposes of this ARTICLE I like any other shares of Company Common Stock. If, after the Effective Time, any holder of Company Common Stock shall fail to perfect, or shall effectively withdraw or lose, his or her right to appraisal of and payment for his or her Dissenting Shares under Section 262 of the DGCL, each Dissenting Share of such holder shall be treated as though such share has been converted into the right to receive the Merger Consideration as provided in this
ARTICLE I.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

            The Company hereby represents and warrants to Parent and Merger Sub as follows:

      SECTION 2.1.  ORGANIZATION AND QUALIFICATION.
                    ------------------------------

            The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and each of its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Each of the Company and each of its Subsidiaries has all requisite corporate (or similar) power and authority to carry on its business as now being conducted and to perform the terms of this Agreement and the transactions contemplated hereby. Each of the Company and each of its Subsidiaries is duly qualified to conduct its business, and is in good standing, in each jurisdiction in which the ownership or leasing of its Assets or the nature of its activities in connection with the conduct of its business makes such qualification necessary or in which the failure to be so qualified and in good standing would have a Company Material Adverse Effect. The Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any Person other than its Subsidiaries, except as set forth on SCHEDULE 2.1.

      SECTION 2.2.  CERTIFICATE OF INCORPORATION AND BYLAWS.
                    ---------------------------------------

            The Company has heretofore delivered or made available to Parent a complete and correct copy of the Certificate of Incorporation of the Company and the bylaws of the Company (the "Company Charter Documents"), each as amended to date. Such Company Charter Documents are in full force and effect. The Company is not in violation of any of the provisions of the Company Charter Documents. The Company has heretofore delivered or made available to Parent a complete and correct copy of each Subsidiaries' charter and bylaws or equivalent organizational documents, each as amended to and as in effect as of the date hereof.

      SECTION 2.3.  CAPITALIZATION.
                    --------------

            (a) The authorized capital stock of the Company consists of 55,000,000 shares of common stock, $0.01 par value per share, of which 12,059,917 shares are issued and outstanding as of November 6, 2002, and 5,000,000 shares of preferred stock, par value $0.01 per share, none of which are issued and outstanding on the date hereof and 100,000 shares of which have been designated Series A Junior Participating Preferred Stock and reserved for issuance upon exercise of the rights (the "Company Rights") distributed to the holders of Company Common Stock pursuant to the Rights Agreement, dated as of April 29, 1994, as amended as of October 4, 1995, between the Company and American Stock Transfer and Trust Company (the "Company Rights Agreement"). The Company has not granted any options, warrants or other rights, or entered into any agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company, or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in the Company, including any securities directly or indirectly convertible into or exercisable or exchangeable for any capital stock or other equity securities of the Company except that as of November 6, 2002, there were 1,475,434 shares reserved for issuance pursuant to the options outstanding under the Company's 1991 Stock Incentive Plan, the 1996 Stock Incentive Plan, the 1999 Stock Incentive Plan, the 2000 Stock Incentive Plan, the 2001 Stock Incentive Plan, the 2002 Stock Incentive Plan and the UroCor 1992 Plan (collectively, the "Company Stock Plans"). The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. All of the issued and outstanding shares of the Company Common Stock, have been duly authorized and validly issued in accordance with applicable laws and are fully paid and non-assessable and not subject to preemptive rights. Each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and non-assessable and is owned by the Company or a Company Subsidiary, free and clear of any lien, pledge, security interest or other Encumbrance. Except as disclosed herein, no shares of capital stock of the Company have been reserved for any purpose.
SCHEDULE 2.3(A) contains a list, which is complete and accurate in all respects as of the date hereof, of each outstanding option, warrant or other stock-based award to purchase or acquire shares under each of the Company Stock Plans (the "Company Options") or otherwise, including the plan pursuant to which such option or warrant was issued, if applicable, the holder, date of grant, exercise price, whether the option contains an associated stock appreciation right, vesting and acceleration provisions and number of shares subject thereto.

            (b) Except as set forth on SCHEDULE 2.3(B), the Company has no outstanding indebtedness for borrowed money and all such indebtedness except as is set forth on SCHEDULE 2.3(B) is prepayable in full, without premium or penalty, at any time, except as otherwise described thereon.

      SECTION 2.4.  AUTHORITY.
                    ---------

            (a) The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except approval by holders of a majority of the outstanding shares of Company Common Stock (the "Company Requisite Vote") and the filing of the Certificate of Merger as contemplated by SECTION 1.1(b). Assuming due authorization, execution and delivery by Parent, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (b) The Board of Directors has duly and unanimously approved this Agreement and the Merger and the other transactions contemplated hereby to which the Company is a party, and has duly and unanimously recommended adoption thereof by the stockholders of the Company.

      SECTION 2.5.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.
                    ------------------------------------------

            (a) The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations under this Agreement will not, (i) conflict with or violate the Company Charter Documents, (ii) conflict with or violate in any material respect any Law applicable to the Company, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is subject, assuming the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (b) below have been obtained or made, and except (A) with regard to those items set forth in subparagraph
(iii), as in the aggregate would not reasonably be expected to have a Company Material Adverse Effect, and (B) as set forth on SCHEDULE 2.5.

            (b) Other than the filings and/or notices pursuant to or required by
(i) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "Hart-Scott-Rodino Act") and Applicable Foreign Competition Laws, (ii) the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) the Securities Act of 1933, as amended (the "Securities Act"), (iv) state securities or "blue-sky" laws, (v) Sections 251 and 262 of the DGCL, (vi) the Nasdaq Stock Market and (vii) notices to state and federal regulatory agencies regarding the transfer of laboratory licenses and related permits, the execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby do not require any filings, notices, consents or approvals with or by any court, administrative agency, commission, Governmental Entity, except those that the failure to make or obtain would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

            (c) All consents and waivers required from any Person in order to carry out the transactions contemplated hereby under any contract, lease or agreement to which the Company is a party are set forth on SCHEDULE 2.5, except those that the failure to make or obtain would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

      SECTION 2.6.  COMPANY REPORTS: FINANCIAL STATEMENTS.
                    -------------------------------------

            The Company has delivered or made available to Parent each registration statement, report, proxy statement or information statement prepared by it since December 31, 2001 (the "Company Audit Date") and all amendments thereto, including (a) the Company's Annual Report on Form 10-K for the year ended December 31, 2001, (b) the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, June 30 and September 30, 2002 and (c) the Company's definitive Proxy Statement for its 2002 Annual Meeting of Stockholders, each in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") on or prior to the date hereof (collectively, the "Company Reports"). As of their respective dates the Company Reports complied, and any Company reports, registration statements, proxy or information statements filed with the SEC subsequent to the date hereof (the "Subsequent Company Reports") will comply, as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC. As of their respective dates, the Company Reports did not, and any Subsequent Company Reports will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each of the financial statements included in or incorporated by reference into the Company Reports and Subsequent Company Reports (including the related notes and schedules) fairly presents, or will fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of its date or for the respective periods set forth therein and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Company Reports and Subsequent Company Reports (including any related notes and schedules) fairly presents, or will fairly present, in all material respects, the consolidated results of operations, retained earnings, cash flows and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments), in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

      SECTION 2.7.  ABSENCE OF CERTAIN CHANGES OR EVENTS.
                    ------------------------------------

            Except as disclosed in the Company Reports, since November 8, 2002, there has been no event or set of circumstances that has resulted in or would be reasonably likely to result in a Company Material Adverse Effect. Except as disclosed in the Company Reports or as set forth on SCHEDULE 2.7, since the Company Audit Date, the Company and each of its Subsidiaries has conducted its business in the ordinary course of business, and has not: (a) paid any dividend or distribution in respect of, or redeemed or repurchased any of, its capital stock other than the Company's repurchase of unvested shares, at the original purchase price paid per share, from terminating employees or consultants; (b) incurred any material loss of, or significant injury to, any of the material Assets, whether as the result of any natural disaster, labor trouble, accident, other casualty, or otherwise; (c) incurred, or become subject to, any material liability (absolute or contingent, matured or unmatured, known or unknown), and the Company has no Knowledge of any basis for such liabilities, except current liabilities incurred in the ordinary course of business; (d) mortgaged, pledged or subjected to any material Encumbrance any of its Assets; (e) sold, exchanged, transferred or otherwise disposed of any of its material Assets except in the ordinary course of business; (f) written down the value of any Assets or written off as uncollectible any accounts receivable, except write downs and write-offs in the ordinary course of business, none of which, individually or in the aggregate, are material; (g) entered into any transactions other than in the ordinary course of business; (h) made any change in any method of accounting or accounting practice; or (i) made any agreement to do any of the foregoing, other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement. Since the Company Audit Date, except as disclosed in the Company Reports or set forth in SCHEDULE 2.7, there has not been: (i) any increase in the compensation or benefits payable or to become payable by the Company to any of the directors, officers, consultants or employees of the Company, other than salary increases in connection with customary performance reviews and customary bonuses consistent with past practices; (ii) any discharge or satisfaction of any material Lien or payment of any material liability or obligation other than current liabilities in the ordinary course of business; or (iii) any agreement to do any of the foregoing, other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement.

      SECTION 2.8.  MATERIAL CONTRACTS.
                    ------------------

            All of the contracts of the Company and its Subsidiaries that are required to be described in the Company Reports or to be filed as exhibits thereto (the "Material Contracts") are described in the Company Reports or filed as exhibits thereto and are in full force and effect in all material respects, except where the failure to be in full force and effect would not have, or reasonably be expected to result in, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party is in breach of or in default under any such Material Contract except for such breaches and defaults as individually or in the aggregate have not had and would not be reasonably likely to have a Company Material Adverse Effect. Except as disclosed on SCHEDULE 2.8, neither the Company nor any of its Subsidiaries is party to any agreement containing any provision or covenant limiting in any material respect the ability of the Company or any of its Subsidiaries to (a) sell any products or services of or to any other person, (b) engage in any line of business or (c) compete with or to obtain products or services from any person or limiting the ability of any person to provide products or services to the Company or any of its Subsidiaries. The Company has delivered or made available to Parent all Material Contracts which would be required to be filed or incorporated by reference as exhibits to an Annual Report on Form 10-K under the Exchange Act were such report filed on the date hereof.

      SECTION 2.9.  REAL PROPERTY.
                    -------------

            SCHEDULE 2.9 contains a list of all leasehold interests in real estate and material easements, rights to access, rights-of-way and other real property interests which are owned, or are leased, used or held for use by the Company or any Subsidiary (collectively, the "Real Property"). The Real Property listed in SCHEDULE 2.9 constitutes all real property interests necessary to conduct the business and operations of the Company and its Subsidiaries as now conducted. The Company has delivered or made available to Parent true and complete copies of all deeds and leases and material easements, rights-of-way and other instruments pertaining to the Real Property (including any and all amendments and other modifications of such instruments).

      SECTION 2.10.  ENVIRONMENTAL MATTERS.
                     ---------------------

            (a) The Company and each of its Subsidiaries is in compliance with in all material respects and has complied in all material respects with all Environmental Laws. Neither the Company nor any Subsidiary has any material liability, known or unknown, contingent or absolute, under any Environmental Law, nor is the Company or any Subsidiary responsible for any such material liability of any other person under any Environmental Law, whether by contract, by operation of law or otherwise. To the Company's Knowledge, except as disclosed on SCHEDULE 2.10 there are no pending or threatened, material actions, suits, claims or legal proceedings against the Company or any of its Subsidiaries based on any Environmental Laws, and neither the Company nor any of its Subsidiaries has received any written notice of any complaint, order, directive, citation, notice of responsibility or potential responsibility, or statutory information request (such as an information request under 42 U.S.C. ss. 9604(e)) from any Governmental Entity or any other person arising under or related to any Environmental Law.

            (b) Except as disclosed on SCHEDULE 2.10, the Company and each of its Subsidiaries currently maintains all Environmental Permits with respect to the business of the Company, all of which are valid and in full force and effect, except where the failure to maintain such permits or where the failure of such permits to be valid and in full force and effect would not have a Company Material Adverse Effect. Except as disclosed on SCHEDULE 2.10, with respect to any pending Environmental Permits, the Company and the Subsidiaries have timely filed applications for all such Environmental Permits, except where the failure to do so would not have a Company Material Adverse Effect. To the Company's Knowledge, all of the Environmental Permits are transferable and there are no material impediments to obtaining any consents, notifications or other actions required for the Environmental Permits to remain in full force and effect following consummation of the transactions contemplated by this Agreement. Except in accordance with such Environmental Permits or as would not be reasonably likely to have a Company Material Adverse Effect, there has been no Release of any Hazardous Materials by the Company or any Subsidiary.

            (c) Except as disclosed on SCHEDULE 2.10, to the Company's Knowledge, none of the Real Property currently owned, operated or leased by the Company or any of the Subsidiaries ("Company Property") contains any underground storage tanks, or underground piping associated with such tanks, used currently or in the past for Hazardous Materials, and no portion of the Company Property is or has been used as a dump or landfill for Hazardous Materials or, to the Company's Knowledge, consists of or contains filled in land or wetlands. With respect to any real property formerly owned, operated or leased by the Company or any Subsidiary (the "Former Property"), during the period of such ownership, operation or tenancy, no portion of such property was used as a dump or landfill for Hazardous Materials, and the Company is not aware of any such use at any time prior to its ownership, operation or tenancy of the Former Property. Neither PCBs, toxic mold, nor asbestos-containing materials are present on or in the Company Property or the improvements thereon in a manner that would have a Company Material Adverse Effect. There has been no Release at any Former Property during the period of such ownership, operation or tenancy or from any Company Property, in each case such that the Company is or would reasonably be likely to be liable for material costs of remediation with respect to such Hazardous Materials.

            (d) The Company has furnished to Parent copies of all environmental assessments, reports, audits and other documents in its possession or under its control that relate to the environmental condition of the Former Property or the Company Property, or to compliance with Environmental Laws. To the Company's Knowledge, any information the Company or any Subsidiary has furnished to Parent concerning the environmental conditions of the Company Property, prior uses of the Company Property and the operations of the Company and the Subsidiaries related to compliance with Environmental Laws is accurate and complete.

            (e) Except as would not have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has arranged, by contract, agreement, or otherwise, for the transportation, disposal or treatment of Hazardous Materials at any location such that it is or is reasonably likely to be liable for remediation of such location pursuant to Environmental Laws.

      SECTION 2.11.  LITIGATION.
                     ----------

            Except as disclosed in the Company Reports or on SCHEDULE 2.11, there is no action, suit, investigation, claim, arbitration or litigation pending or, to the Company's Knowledge, threatened against or involving the Company, any of its Subsidiaries, or any of their Assets, at law or in equity, or before or by any court, arbitrator or Governmental Entity. Except as set forth on SCHEDULE 2.11, neither the Company nor any of its Subsidiaries is operating under, or subject to, any judgment, writ, order, injunction, award or decree of any court, judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any Governmental Entity. No property or Assets of the Company or any Subsidiary has been taken or expropriated by any federal, state, provincial, municipal or other Governmental Entity nor has any notice or proceeding with respect to thereof been given or commenced, nor does the Company have Knowledge of any intent or proposal by any Governmental Entity to give any such notice or commence any such proceeding.

      SECTION 2.12.  PERMITS; COMPLIANCE.
                     -------------------

            (a)   Except as set forth in SCHEDULE 2.12(A):

                  (i) the operations of the Company and its Subsidiaries have been conducted in compliance with all Laws, including without limitation all Laws relating to consumer protection, equal opportunity, health, health care industry regulation, third party reimbursement (including Medicare, Medicaid, any other Federal Health Care Program and workers compensation), fire, zoning and building and occupational safety matters, except for noncompliance that does not and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

                  (ii) neither the Company nor any of its Subsidiaries has received written notice of any material violation (or of any investigation, inspection, audit, or other proceeding by any Governmental Entity involving allegations of any violation) of any Law, or is in material default with respect to any Law, and to the Knowledge of the Company, no investigation, inspection, audit or other proceeding by any Governmental Entity involving allegations of any material violation of any Law is threatened or contemplated;

                  (iii) each of the Company and its Subsidiaries has, all physicians employed by the Company and its Subsidiaries (the "Physician Employees") have, and to the Knowledge of the Company all other professional employees or agents of each of the Company and its Subsidiaries have, all licenses, franchises, permits, authorizations, certifications, easements, variances, exceptions, consents, and orders, including approvals from all Governmental Entities ("Approvals") required for the conduct of the business of each of the Company and its Subsidiaries, the job duties of each Physician Employee or other professional employee or agent and the occupancy and operation, for its present uses, of the real and personal property which each of the Company and its Subsidiaries owns or leases, except where the failure to have such Approvals would not, individually or in the aggregate, have a Company Material Adverse Effect, and neither the Company nor any of its Subsidiaries or, to the Knowledge of the Company, any of its respective Physician Employees or other professional employees or agents is in violation of any such Approval or any terms or conditions thereof, except for such violations as would not, individually or in the aggregate, have a Company Material Adverse Effect;

                  (iv) all Approvals for the Company and each of its Subsidiaries are in full force and effect, and, to the Knowledge of the Company, all such Approvals for its professional employees and agents are in full force and effect, have been issued to and fully paid for by the holder thereof and, to the Knowledge of the Company, no suspension or cancellation thereof has been threatened, except for such Approvals as would not, individually or in the aggregate, have a Company Material Adverse Effect; and

                  (v) no Approvals for the Company or any of its Subsidiaries will in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement or any of the other agreements contemplated hereunder or executed herewith, except for such Approvals as would not, individually or in the aggregate, have a Company Material Adverse Effect.

            (b) Except as set forth in SCHEDULE 2.12(B), (i) neither the Company nor any of its Subsidiaries, nor the officers, directors or Physician Employees, nor, to the Knowledge of the Company, other employees or agents of the Company or any of its Subsidiaries, have engaged in any activities which are cause for criminal or civil penalties or mandatory or permissive exclusion from Medicare, Medicaid or any other Federal Health Care Program, under ss.ss. 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, the Federal Employees Health Benefits program statute, or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or which are prohibited by any private accrediting organization from which the Company or any of its Subsidiaries seeks accreditation or by generally recognized professional standards of care or conduct, including but not limited to the following activities:

                        (A) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

                        (B) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

                        (C) presenting or causing to be presented a claim for reimbursement under Medicare, Medicaid or any other Federal Health Care Program that is (1) for an item or service that the Person presenting or causing to be presented knows or should know was not provided as claimed, or (2) for an item or service that the Person presenting knows or should know that the claim is false or fraudulent;

                        (D) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (1) in return for referring, or to induce the referral of, an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or any other Federal Health Care Program or (2) in return for, or to induce, the purchase, lease or order, or the arranging for or recommending of the purchase, lease or order, of any good, facility, service or item for which payment may be made in whole or in part by Medicare, Medicaid or any other Federal Health Care Program; or

                        (E) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (1) the conditions or operations of a facility operated by the Company or any of its Subsidiaries in order that the facility may qualify for Medicare, Medicaid or any other Federal Health Care Program certification, or (2) information required to be provided under SSA ss. 1124A; and

                  (ii) the Company has a compliance program that has been implemented and, to the Knowledge of the Company, the business of the Company and its Subsidiaries has been conducted in all material respects in accordance with the terms of the compliance program.

            (c) Except as set forth in SCHEDULE 2.12(C), (i) neither the Company nor, to the Knowledge of the Company, any other Person who has a direct or indirect ownership interest (as those terms are defined in 42 C.F.R. ss. 1001.1001(a)(2)) in the Company or any of its Subsidiaries prior to the Effective Time, or who has an ownership or control interest (as defined in SSA ss. 1124(a)(3) or any regulations promulgated thereunder) in the Company or any of its Subsidiaries prior to the Effective Time, or who is an officer, director, agent (as defined in 42 C.F.R. ss. 1001.1001(a)(2)), or managing employee (as defined in SSA ss. 1126(b)) of the Company or any of its Subsidiaries prior to the Effective Time, and (ii) to the Knowledge of the Company, no Person with any relationship with such entity (including without limitation a parent company or shareholder of, or partner in, a Subsidiary) who has an indirect ownership interest (as that term is defined in 42 C.F.R. ss. 1001.1001(a)(2)) in the Company or any of its Subsidiaries prior to the Effective Time (A) has had a civil monetary penalty assessed against it under SSA ss. 1128A; (B) has been excluded from participation under Medicare, Medicaid or any other Federal Health Care Program; or (C) has been convicted (as that term is defined in 42 C.F.R. ss. 1001.2) of any of the following categories of offenses as described in SSA ss. 1128(a) and (b)(1), (2), (3):

                  (i) criminal offenses relating to the delivery of an item or service under Medicare, Medicaid or any other Federal Health Care Program;

                  (ii) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a health care item or service;

                  (iii) criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local government agency;

                  (iv) federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described in (i) through (iii) above; or

                  (v) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

      SECTION 2.13.  INTELLECTUAL PROPERTY.
                     ---------------------

            (a) The Company or one or more Subsidiaries has all right, title, interest and license rights necessary to use all trademarks, tradenames, service marks, trade secrets, know-how, copyrights, software, and, to the Company's Knowledge, patents, ("Intellectual Property Rights") used in the business of the Company and its Subsidiaries as currently conducted. To the Company's Knowledge, there are no claims or demands against the Company by any other Person or notice letters received by the Company or any Subsidiary pertaining to any of such Intellectual Property Rights and no material proceedings have been instituted, or are pending or to the Knowledge of the Company, threatened, which challenge the rights of the Company or any of its Subsidiaries in respect thereof, except as described in the Company Reports. To the Knowledge of the Company, the Company or one or more Subsidiaries has the right to use, without infringing in any material respect the intellectual property rights of others, all customer lists, designs, manufacturing or other processes, computer software, systems, data compilations, research results and other information required for or incident to its products or its business as presently conducted.

            (b) SCHEDULE 2.13(B) lists all material patents, patent applications, registered trademarks, trademark applications and registrations and registered copyrights owned or registered in the name of the Company or any Subsidiary and used by the Company or any Subsidiary in its business as currently conducted. Except as set forth on SCHEDULE 2.13(B), all of such material patents, patent applications, registered trademarks, trademark applications and registrations and registered copyrights, if any, have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights, or the corresponding offices of other jurisdictions, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and each such jurisdiction.

            (c) All material licenses or other agreements under which the Company or any of its Subsidiaries is granted rights in Intellectual Property Rights are listed on SCHEDULE 2.13(C). All such licenses or other Agreements are in full force and effect, there is no material default by the Company or any of its Subsidiaries or, to the Company's Knowledge, any party thereto. To the Knowledge of the Company, the licensors under such licenses and other agreements have and had all requisite power and authority to grant the rights purported to be conferred thereby. True and complete copies of all such licenses or other Agreements, and any amendments thereto, have been furnished or made available to Parent.

            (d) All material licenses or other agreements under which the Company or any of its Subsidiaries has granted rights to others in Intellectual Property Rights owned or licensed by the Company or any of its Subsidiaries are listed on SCHEDULE 2.13(D). All of such licenses or other agreements are in full force and effect, and there is no material default by the Company or any of its Subsidiaries, or to the Company's Knowledge, by any party thereto. True and complete copies of all such licenses or other agreements, and any amendments thereto, have been made available to Parent.

            (e) The Company and each of its Subsidiaries has taken all reasonable steps it believes to be required in accordance with sound business practice to establish and preserve its ownership of all material copyright, trade secret and other proprietary rights with respect to its products and technology. The Company and each of its Subsidiaries has required all professional and technical employees and independent contractors having access to valuable non-public information of the Company and each of its Subsidiaries to execute agreements under which such persons are required to maintain the confidentiality of such information and appropriately restricting the use thereof. The Company does not have Knowledge of any infringement by others of any Intellectual Property Rights of the Company or any of its Subsidiaries.

            (f) To the Knowledge of the Company, the present business, activities and products of the Company and each of its Subsidiaries do not infringe any Intellectual Property Rights of any other Person. No proceeding charging the Company or any of its Subsidiaries with infringement of any Intellectual Property Rights has been filed or, to the Knowledge of the Company, is threatened or likely to be filed. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries is making any unauthorized use of any confidential information or trade secrets of any Person, including without limitation, any customer of the Company or any Subsidiary, or any past or present employee of the Company or any Subsidiary. Except for customer contracts in the ordinary course of business and confidentiality agreements by employees with former employers, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any of its employees have any agreements or arrangements with any Persons other than the Company related to confidential information or trade secrets of such Persons or restricting any such employee's engagement in business activities of any nature.

            (g) Except as disclosed on SCHEDULE 2.13(B), to the Knowledge of the Company, none of the current officers and employees of the Company or any Subsidiary has any issued patent or patent application pending for any device, process, design or invention of any kind used (currently or in the 12 months prior to the date hereof) by the Company or any Subsidiary, or is intended to be used by the Company or any Subsidiary or its successor in the future, which patent or patent application has not been assigned to the Company or any Subsidiary, with such assignment duly recorded in the patent office of the relevant jurisdiction.

      SECTION 2.14.  TAXES.
                     -----

            Except as would not have a Company Material Averse Effect:

            (a) The Company and its Subsidiaries have (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will have prior to the Closing Date) duly and timely filed all Company Tax Returns required to be filed by the Company and its Subsidiaries on or before the Closing Date with respect to Taxes. All of the Company Tax Returns are (or, in the case of returns becoming due after the date hereof and on or before the Closing Date, will be) true and complete. The Company and its Subsidiaries: (i) have paid all Taxes due or claimed to be due by any taxing authority (without regard to whether or not such Taxes are shown as due on such Company Tax Returns); or (ii) have established (or, in the case of amounts becoming due after the date hereof, prior to the Closing Date will have paid or established) in financial statements provided to Parent pursuant to SECTION 2.6 adequate reserves (in conformity with generally accepted accounting principles consistently applied) for the payment of such Taxes.

            (b) Neither the Company nor any of its Subsidiaries, has or on the Closing Date will have any Liability for Taxes payable for or with respect to any periods prior to and including the Closing Date in excess of the amounts actually paid prior to the Closing Date or reserved for (other than any reserve for deferred taxes established to reflect timing differences between book and tax income) in financial statements furnished to Parent pursuant to SECTION 2.6.

            (c) All federal income Tax Returns of the Company have been examined by the Internal Revenue Service, or closed without audit by applicable statutes, and all deficiencies proposed as a result of such examinations have been paid or settled, for all taxable years through December 31, 1998. There is no action, suit, proceeding, audit, investigation or claim pending or, to the Knowledge of the Company, threatened in writing with respect to any Taxes for which the Company or any of its Subsidiaries is or may become liable. Neither the Company nor any of its Subsidiaries has consented to any waivers or extensions of any statute of limitations with respect to any taxable year of the Company or any of its Subsidiaries and there is no agreement, waiver or consent providing for an extension of time with respect to the assessment or collection of any Taxes against the Company or any of its Subsidiaries.

      SECTION 2.15.  EMPLOYMENT AND BENEFIT MATTERS.
                     ------------------------------

            (a) PENSION AND BENEFIT PLANS AND OTHER ARRANGEMENTS. SCHEDULE 2.15(A) lists each employee benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan" as defined by Section 3(3) of ERISA), and any benefit program or policy providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code), applicable to current or former employees or individual consultants of the Company and each Subsidiary to which the Company or any Subsidiary has contributed or under which the Company or any Subsidiary has any liability (collectively, the "Company Benefit Plans"). The Company has delivered or made available to Parent, to the extent they exist, a true and correct copy of (i) the three most recent annual reports (Form 5500 series) filed with the Internal Revenue Service (the "IRS") with respect to each Company Benefit Plan or similar report of the jurisdiction in which such employee benefit plan is located, (ii) each such Company Benefit Plan document,
(iii) each trust agreement or other funding vehicle relating to each such Company Benefit Plan, (iv) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required, and (v) the most recent determination letter issued by the IRS with respect to any Company Benefit Plan qualified under Section 401(a) of the Code or similar report of the jurisdiction in which such employee benefit plan is located. No Company Benefit Plan is or has ever been a "defined benefit plan" (as such term is defined in Section 3(35) of ERISA), a Voluntary Employees' Beneficiary Association (within the meaning of Section 501(c)(9) of the Code) or an employee stock ownership plan (within the meaning of Section 4975(e)(7) of the Code). No Company Benefit Plan is a "multiemployer plan" as such term is defined in
Section 3(37) of ERISA. No Company Benefit Plan provides for post-retirement medical or life insurance to current, former or retired employees of the Company (other than legally required health care continuation coverage). All Company Benefit Plans subject to the Laws of any jurisdiction other than the United States of America or one of its political subdivisions comply with, and have been administered in compliance with the Laws of such foreign jurisdiction.

            (b) COMPLIANCE. Except as set forth on SCHEDULE 2.15(B), the Company and each Subsidiary has complied, in all material respects, with all applicable provisions of the Company Benefit Plans and the Code, ERISA, the Securities Act, the Exchange Act, and all other Laws pertaining to the Company Benefit Plans, and all premiums and assessments relating to all Company Benefit Plans. To the Company's Knowledge, all Company Benefit Plans that are subject to Section 4980B(f) of the Code and Sections 601 through 609 of ERISA comply with and have been administered in compliance with the health care continuation coverage requirements for tax-favored status under Section 4980B(f) of the Code, Sections 601 through 609 of ERISA and all final Treasury Regulations under Section 4890B of the Code explaining those requirements and all other applicable Laws regarding continuation and/or conversion coverage. Neither the Company nor any Subsidiary has any liability for any delinquent contributions within the meaning of Section 515 of ERISA (including, without limitation, related attorneys' fees, costs, liquidated damages and interest) or for any arrearages of wages. Neither the Company nor any Subsidiary has any pending unfair labor practice charges, contract grievances under any collective bargaining agreement, other administrative charges, claims, grievances or lawsuits before any court, governmental agency, regulatory body, or arbiter arising under any Law governing any Company Benefit Plan or any other Law relating to the Company's or its Subsidiaries' relationships with their employees, and, to the Knowledge of the Company, no such action has been threatened and there exist no facts that could reasonably be expected to give rise to such a claim. All Company Benefit Plans intended to be qualified under Section 401(a) of the Code are so qualified. Except as disclosed on SCHEDULE 2.15(B), no Company Benefit Plan, individually or collectively, provides for any payment by the Company or any Subsidiary to any employee or other service provider that is not deductible under Section 162(a)(1) or 404 of the Code or that is an "excess parachute payment" pursuant to Section 280G of the Code.

            (c) COLLECTIVE BARGAINING AGREEMENTS. There are no collective bargaining agreements applicable to the Company's or any of its Subsidiary's employees and neither the Company nor any of its Subsidiaries has any duty to bargain with any labor organization with respect to any such persons. There is not pending any demand for recognition or any other request or demand from a labor organization for representative status with respect to any persons employed by the Company or any of its Subsidiaries.

            (d) EMPLOYEE INFORMATION. Except as would not have a Company Material Adverse Effect, with respect to any persons employed by the Company or any of its Subsidiaries, the Company and its Subsidiaries are in compliance with all Laws respecting employment conditions and practices and have withheld all amounts required by any applicable Laws to be withheld from wages.

             (e) EMPLOYMENT PRACTICES. Except as disclosed on SCHEDULE 2.15(E), to the Knowledge of the Company, with respect to any persons employed by the Company or any of its Subsidiaries, (i) neither the Company nor any Subsidiary has engaged in any unfair labor practice within the meaning of the National Labor Relations Act or violated any legal requirement prohibiting discrimination on the basis of race, color, national origin, sex, religion, age, marital status, handicap, or any other classification or status protected by Law, in its employment conditions or practices; and (ii) there are no pending or, to the Knowledge of the Company, threatened unfair labor practice charges or discrimination complaints relating to race, color, national origin, sex, religion, age, marital status, or handicap against the Company or any Subsidiary before any Governmental Entity nor, to the Knowledge of the Company, does any basis therefor exist.

            (f) CONTRIBUTIONS TO THE COMPANY BENEFIT PLANS. Except as would not have a Company Material Adverse Effect, all contributions to, and payments from, each Company Benefit Plan which may have been required to be made in accordance with the terms of such plan, and, where applicable, the laws of the jurisdiction which govern such plan, have been made in a timely manner, and all material reports, returns and similar documents (including applications for approval of contributions) with respect to any Company Benefit Plan required to be filed with any Governmental Entity or distributed to any participant of such plan have been duly filed on a timely basis or distributed.

            (g) IMMIGRATION LAWS. To the Company's Knowledge, the Company and each of its Subsidiaries has complied, in all material respects, with all Laws governing the employment of personnel by U.S. companies and the employment of non-U.S. nationals in the United States, including, but not limited to, the Immigration and Nationality Act 8 U.S.C. Sections 1101 et seq. and its implementing regulations.

      SECTION 2.16.  TRANSACTIONS WITH RELATED PARTIES.
                     ---------------------------------

            Except as set forth in the Company Reports, since the Company Audit Date no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K as promulgated by the SEC in a proxy statement for an annual meeting of stockholders.

      SECTION 2.17.  INSURANCE.
                     ---------

            SCHEDULE 2.17 contains a list of all policies of title, property, fire, casualty, liability, life, workmen's compensation, libel and slander, and other forms of insurance of any kind relating to the business and operations of the Company and each Subsidiary, which are in full force and effect as of the date hereof. The Company has delivered to Parent true and correct copies of all policies requested by Parent. All premiums due and payable on all such policies have been paid.

      SECTION 2.18.  BROKERS.
                     -------

            No agent, broker, finder, investment banker, financial advisory or other firm or Person is or will be entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Company or any Subsidiary, except for fees to be paid by the Company to (i) JP Morgan Chase pursuant to an engagement letter between the Company and JP Morgan Chase dated July 19, 2002 and (ii) Lazard Freres & Co. LLC dated June 13, 2002, summaries of which have been made available to Parent.

      SECTION 2.19.  DISCLOSURE.
                     ----------

            The Company has provided Parent with all applicable or relevant documents and information which Parent has requested in writing. True and complete copies of all documents listed in the Schedules to this Agreement have been made available or provided to Parent. The Company maintains controls and other procedures that are designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms. The minute books of the Company and each Subsidiary contain accurate and complete records of all meetings held of, and corporate action by, the stockholders and the board of directors (and committees thereof) of the Company and each Subsidiary, and no meeting of any such stockholders or board of directors (or committees thereof) has been held for which minutes have not been prepared and are not contained in such minute books.

      SECTION 2.20.  ABSENCE OF VIOLATION.
                     --------------------

            To the Knowledge of the Company, none of the Company or any Subsidiary, nor any of their officers, directors, employees or agents (or stockholders, distributors, representatives or other persons acting on the express, implied or apparent authority of any of the Company or any Subsidiary) have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other thing of value, any extraordinary discount, or any other unlawful inducement, to or from any governmental official or entity in the United States or elsewhere in connection with or in furtherance of the business of the Company or any Subsidiary (including, without limitation, any unlawful offer, payment or promise to pay money or other thing of value (i) to any foreign official or political party (or official thereof) for the purposes of influencing any act, decision or omission in order to assist the Company or any Subsidiary in obtaining business for or with, or directing business to, any person, or (ii) to any person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes). To the Knowledge of the Company, the business of the Company and each Subsidiary is not in any manner dependent upon the making or receipt of such unlawful payments, discounts or other inducements. Except as disclosed on SCHEDULE 2.20, the Company and its Subsidiaries do not have outstanding, and have not arranged any outstanding, "extensions of credit" to directors or executive officers within the meaning of Section 402 of the Sarbanes-Oxley Act of 2002.

      SECTION 2.21.  CUSTOMERS.
                     ---------

            SCHEDULE 2.21 lists the major managed care payors, exclusive of Medicare carriers, of the Company and the Company Subsidiaries during the 12-month period ended December 31, 2001 (the "Customers"). Since January 1, 2001 through the date hereof, none of the Company, any Company Subsidiary or any executive officer or director of the Company or a Company Subsidiary has received any written notice, or, to the Knowledge of the Company, any other communication, from any Customer to the effect that any such Customer intends materially reduce the amount of business conducted with the Company or any Company Subsidiary.

      SECTION 2.22.  TAKEOVER  STATUTES AND RIGHTS PLAN.
                     ----------------------------------

            The Board of Directors of the Company has taken all necessary action so that no restrictive provision of any "fair price", "moratorium," "control share," or other similar anti-takeover statute or regulation, including, but not limited to Section 203 of the DGCL (each a "Takeover Statute") or restrictive provision of any applicable anti-takeover provision in the Company Charter Documents or any shareholder rights or similar plan, is, or at the Effective Time will be, applicable to the Company, the Merger Consideration, the Merger or any transaction contemplated by this Agreement. The Company has adopted the Company Rights Agreement, and on or prior to the date hereof has amended the Company Rights Agreement to provide that Parent shall not be deemed an Acquiring Person, the Distribution Date (each as defined in the Company Rights Agreement) shall not be deemed to occur and the Company Rights issuable pursuant to the Company Rights Agreement will not separate from the Company Common Stock as a result of Parent or Merger Sub entering into this Agreement or consummating the Merger or the other transactions contemplated hereby or thereby.

      SECTION 2.23  FAIRNESS OPINION.
                    ----------------

            The Company's Board of Directors has received an opinion from JP Morgan Chase, dated the date hereof, to the effect that, as of the date hereof, the Merger Consideration is fair to the Company's stockholders from a financial point of view.


                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF PARENT

            Parent represents and warrants to the Company as follows:

      SECTION 3.1.  ORGANIZATION AND QUALIFICATION.
                    ------------------------------

            Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and each of its Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Each of Parent and its Subsidiaries has the requisite power and authority to own, lease and operate its Assets and properties, to carry on its business as now being conducted and to perform the terms of this Agreement and the transactions contemplated hereby. Each of Parent and its Subsidiaries is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the ownership or leasing of its properties or the nature of its activities in connection with the conduct of its business makes such qualification necessary, except for those jurisdictions in which the failure to be so qualified and in good standing would not have a Parent Material Adverse Effect.

      SECTION 3.2.  CERTIFICATE OF INCORPORATION AND BYLAWS.
                    ---------------------------------------

            Parent has previously made available to Company complete and correct copies of the Parent Certificate and its bylaws, as amended to date (together, the "Parent Charter Documents"). Such Parent Charter Documents and equivalent organizational documents of each of its subsidiaries are in full force and effect. Parent is not in violation of any of the provisions of the Parent Charter Documents.

      SECTION 3.3.  AUTHORITY.
                    ---------

            The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity.

      SECTION 3.4.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.
                    ------------------------------------------

            (a) The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement will not,
(i) conflict with or violate the Parent Charter Documents, (ii) conflict with or violate in any material respect any Law applicable to Parent or its Assets and properties, or (iii) result in any breach of or constitute a default (or an event which with the notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent is bound, or by which any of its properties or Assets is subject, assuming the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (b) below have been obtained or made, and except as set forth on SCHEDULE 3.4.

             (b) Other than the filings and/or notices pursuant to or required by (i) the Hart-Scott-Rodino Act and Applicable Foreign Competition Laws, (ii) the Exchange Act, (iii) the Securities Act, (iv) state securities or "blue-sky" laws and (v) Sections 251 and 262 of the DGCL, the execution and delivery of this Agreement by Parent and the consummation by Parent of the Merger and the other transactions contemplated hereby do not require any filings, notices, consents or approvals with or by any court, administrative agency, commission, government or regulatory authority, domestic or foreign, except those that the failure to make or obtain would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the ability of Parent to consummate transactions contemplated by this Agreement.

      SECTION 3.5.  BROKERS.
                    -------

            No agent, broker, finder, investment banker, financial advisory or other firm of Person is or will be entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, except for fees to be paid by Parent to Credit Suisse First Boston.

      SECTION 3.6.  AVAILABLE FUNDS.
                    ---------------

            Parent has currently available funds necessary to satisfy all of Parent's obligations under this Agreement and in connection with the transactions contemplated hereby including, without limitation, the payment of the Merger Consideration and all of its costs, fees and expenses associated with the Merger and the transactions contemplated hereby.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                  OF MERGER SUB

            Parent and Merger Sub jointly and severally further represent and warrant to the Company as follows:

      SECTION 4.1.  ORGANIZATION AND QUALIFICATION.
                    ------------------------------

            Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own, lease and operate its Assets and properties, to carry on its business and to perform the terms of this Agreement and the transactions contemplated hereby. Merger Sub is duly qualified to conduct its business, and is in good standing, in each jurisdiction where the ownership or leasing of its properties or the nature of its activities in connection with the conduct of its business makes such qualification necessary.

      SECTION 4.2.  AUTHORITY.
                    ---------

            The execution and delivery of this Agreement by Merger Sub and the consummation by Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Merger Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors' rights generally and by the application of general principles of equity. Merger Sub has not conducted any business prior to the date hereof and has no, and prior to the Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

      SECTION 4.3.  NO CONFLICT; REQUIRED FILINGS AND CONSENTS.
                    ------------------------------------------

            (a) The execution and delivery of this Agreement by Merger Sub does not, and the performance by Merger Sub of its obligations under this Agreement will not, (i) conflict with or violate the certificate of incorporation or bylaws of Merger Sub, (ii) conflict with or violate any Law applicable to Merger Sub or its Assets and properties, or (iii) result in any breach of or constitute a default under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Merger Sub is a party or by which Merger Sub is bound, or by which any of its properties or Assets is subject.

            (b) The execution and delivery of this Agreement by Merger Sub does not, and the performance of this Agreement by Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except for the filing of the Certificate of Merger under the DGCL and the filings and/or notices required under the Hart-Scott-Rodino Act and Applicable Foreign Competition Laws.


                                    ARTICLE V

                             CONDUCT PENDING CLOSING

      SECTION 5.1.  CONDUCT OF BUSINESS PENDING CLOSING.
                    -----------------------------------

            From the date hereof until the Closing, the Company, Merger Sub and Parent shall, and the Company shall cause each of its Subsidiaries to:

                  (i)  maintain its existence in good standing;

                  (ii) maintain the character of its business and properties and conduct its business in the ordinary and usual manner consistent with past practices, except as expressly permitted by this Agreement;

                  (iii) maintain business and accounting practices consistent with past practices and applicable law; and

                  (iv) use commercially reasonable efforts (a) to preserve its business intact, (b) to keep available to it the services of its present officers and employees, and (c) to preserve for it the goodwill of its suppliers, customers and others having business relations with it.

      SECTION 5.2.  PROHIBITED ACTIONS PENDING CLOSING.
                    ----------------------------------

             Unless otherwise provided for herein, or otherwise necessary in order to comply with the Company's obligations hereunder or as may be required for the Company and Parent to comply with applicable Laws, or as may be approved by Parent in writing, or as disclosed on SCHEDULE 5.2, from the date hereof until the Closing, the Company and each of its Subsidiaries shall operate in the ordinary course of business and shall not:

                  (a) amend or otherwise change the Company Charter Documents or the Company Rights Plan;

                  (b) issue or sell or authorize for issuance or sale, or grant any options or make other agreements with respect to, any shares of its capital stock or any other of its securities, other than (i) the issuance of Company Common Stock (and the associated Company Rights) upon the exercise of Company Stock Options currently outstanding or in accordance with awards currently outstanding under the Company Benefit Plans in accordance with their present terms and (ii) issuances in accordance with the Company Rights Agreement,

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise with respect to any of its capital stock;

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock except for repurchases of unvested shares in connection with the termination of any employee pursuant to stock option or purchase agreements;

                  (e) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances;

                  (f) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or Assets) any corporation, partnership, other business organization or any division thereof or any material amount of Assets;

                        (ii) enter into any contract or agreement or amend, modify or terminate any Material Contract, other than in the ordinary course of business, consistent with past practice; or

                        (iii) authorize any capital commitment or capital lease or authorize any capital expenditures which are not included in the Company's capital budget for 2002, a complete copy of which has been delivered to Parent;

                  (g) mortgage, pledge or subject to Encumbrance, any of its material Assets or properties or agree to do so, except as may be necessary to secure indebtedness permitted pursuant to SECTION 5.2(e);

                  (h) enter into or agree to enter into any employment agreement other than employment agreements entered into in the ordinary course of business, consistent with past practice, to persons other than officers or persons likely to become officers; provided, that, such employment agreements do not contain any special rights , privileges or payments that are dependent upon or related to change of control.

                  (i) except pursuant to binding contracts, programs or arrangements in effect on the date hereof, all of which are set forth on
SCHEDULE 2.15(A), increase the compensation payable or to become payable to its officers or employees, or grant any severance or termination pay to, or enter into any severance agreement with any director, officer or other employee of the Company, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any such director, officer or employee, except that (x) the Company may make reasonable salary increases in connection with the customary officer and employee performance review process and pay customary bonuses consistent with past practices and (y) the Company may make any amendments to existing employee benefit plans to the extent necessary to maintain their compliance with applicable Laws;

                  (j) except as required by GAAP, take any action to change in any respect its accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivables);

                  (k) make any material Tax election or settle or compromise any federal, state, local or foreign income material Tax liability (it being understood that Parent's consent to making any such Tax election or settling or compromising any such Tax Liability shall not be unreasonably withheld);

                  (l) settle or compromise any material pending or threatened suit, action or claim on terms other than those set forth on Schedule 5.2 (it being understood that Parent's consent to any settlement or compromise not on such terms shall not be unreasonably withheld);

                  (m) pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the latest balance sheet included in the Company Reports or subsequently incurred in the ordinary course of business and consistent with past practice;

                  (n) sell, assign, transfer, license or sublicense (other than in the ordinary course of business and consistent with past practice), pledge or otherwise encumber any of the Intellectual Property Rights;

                  (o) initiate any litigation against any third party, other than litigation against Parent and Merger Sub under this Agreement (it being understood that Parent's consent to any such litigation shall not be unreasonably withheld);

                  (p) adopt any new shareholder rights or similar plans; or

                  (q) agree in writing or otherwise to take any of the actions described in SECTIONS 5.2(a) through (p) above.


      SECTION 5.3.  ACCESS; DOCUMENTS; SUPPLEMENTAL INFORMATION.
                    -------------------------------------------

            (a) From and after the date hereof until the Closing, and subject to the limitations of applicable Laws, each of Parent and the Company shall afford, and, with respect to clause (ii) below, shall use its reasonable best efforts to cause its independent certified public accountants to afford, (i) to the officers, independent certified public accountants, counsel and other representatives of the other party, upon reasonable notice, access during normal business hours to the properties, books and records, including its and its Subsidiaries' Tax returns filed and in preparation and the right to consult with its and its Subsidiaries' officers, employees, accountants, counsel and other representatives in order that the other party may have full opportunity to make reasonable investigations of its and its Subsidiaries' operations, properties, business, financial condition and prospects, (ii) to its independent certified public accountants, reasonable access during normal business hours to the work papers and other records of the independent accountants, and (iii) to the other party, such additional financial and operating data and other information as to its and its Subsidiaries' properties, operations, business, financial condition and prospects as the other party shall from time to time reasonably require; provided, however, that either party may restrict the foregoing access to the extent that (A) in the reasonable judgment of such party, any law, treaty, rule or regulation of any Governmental Entity applicable to such party requires such party or its Subsidiaries to restrict or prohibit access to any such properties or information, (B) in the reasonable judgment of such party, the information is subject to confidentiality obligations to a third party, (C) such disclosure would result in disclosure of any trade secrets of third parties, or (D) disclosure of any such information or document could result in the loss of attorney-client privilege; provided, however, that with respect to this clause
(D), the parties and/or counsel for the parties shall use their reasonable best efforts to enter into such joint defense agreements or other arrangements, as appropriate, so as to avoid the loss of attorney-client privilege, and provided further that any information and documents received by the other party or its representatives (whether furnished before or after the date of this Agreement) shall be held in confidence in accordance with the confidentiality agreement by and between Parent and the Company dated August 6, 2002 (the "Confidentiality Agreement"), which shall remain in full force and effect pursuant to the terms thereof as though the Confidentiality Agreement had been entered into by the parties on the date of this Agreement, notwithstanding the execution and delivery of this Agreement or the termination hereof. Each party shall be responsible for the breach of the terms of this SECTION 5.3 by its agents or representatives. Any investigation by Parent or the Company shall not affect the representations of the Company and Parent, as the case may be. In the event of any conflict between the terms of this SECTION 5.3 and the terms of the Confidentiality Agreement, the terms of the Confidentiality Agreement shall control.

            (b) From the date of this Agreement through and including the Closing, each party will furnish to the other party copies of any notices, documents, requests, court papers, or other materials received from any governmental agency or any other third party with respect to the transactions contemplated by this Agreement unless, in the opinion of counsel to a party, such furnishing of documents would be inappropriate due to privilege or other legal issues.

      SECTION 5.4.  ACQUISITION PROPOSALS.
                    ---------------------

            (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another Person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal or offer other than the Merger that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below) or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or accept or implement any Acquisition Proposal; provided, however, that prior to the time at which the Company Requisite Vote shall have been obtained, the Company may, in response to an Acquisition Proposal received subsequent to the date hereof which did not result from a breach of this SECTION 5.4 and which the Board of Directors of the Company determines is reasonably likely to result in a Superior Proposal, and subject to providing prior written notice of its decision to take such action to Parent and compliance with SECTION 5.4, furnish information with respect to the Company and its Subsidiaries to any Person making such Acquisition Proposal pursuant to a customary confidentiality agreement which is (i) no less favorable to the Company and (ii) no less restrictive on the Person requesting such information than those contained in the Confidentiality Agreement, and participate in discussions or negotiations regarding such Acquisition Proposal.

            For purposes of this Agreement, "Superior Proposal" means any written proposal not solicited in breach of this SECTION 5.4 by the Company made by a third party to consummate a tender offer, exchange offer, merger, consolidation or similar transaction which would result in such third party (or its stockholders) owning, directly or indirectly, a majority of the shares of Company Common Stock then outstanding (or of the surviving entity in a merger) or all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, and otherwise on terms which a majority of the members of the Board of Directors of the Company determines in good faith (after consultation with outside counsel and its financial advisor) to be more favorable to the Company's stockholders, from a financial point of view, than the transactions contemplated by this Agreement. In reaching such good faith determination, the Board of Directors of the Company shall give significant consideration to whether any such third party proposal includes definitive financing and is reasonably capable of being consummated.

            For purposes of this Agreement, "Acquisition Proposal" means any inquiry, proposal or offer from any Person other than Parent relating to any direct or indirect acquisition or purchase of more than 10% of the total assets (including without limitation stock of Subsidiaries) of the Company and its Subsidiaries, taken as a whole, or any shares of any class or series of equity securities of the Company or any of its Subsidiaries constituting more than 10% of the outstanding shares of Company Common Stock, any tender offer or exchange offer involving more than 10% of the outstanding shares of Company Common Stock, or any merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement.

            (b) Neither the Company nor the Board of Directors of the Company nor any committee thereof shall (i) make a Change in the Company Board Recommendation (as defined in SECTION 5.6(a) below), (ii) approve or recommend any Acquisition Proposal, or (iii) approve or recommend, or execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement (each, an "Acquisition Agreement"), in any such case to permit or facilitate the consummation of an Acquisition Proposal, or agree to do any of the foregoing constituting or related to, or which is intended to or would reasonably be expected to lead to, any Acquisition Proposal. Notwithstanding the foregoing, at any time prior to the time at which the Requisite Company Vote shall have been obtained, in response to a Superior Proposal which did not result from a breach of SECTION 5.4(a), the Board of Directors of the Company may (subject to this sentence and the definition of the term "Superior Proposal"), after consultation with outside counsel and financial advisors, subject to payment of the termination fee provided for in SECTION 7.2 (if applicable), (i) make a Change in the Company Board Recommendation or (ii) approve or recommend a Superior Proposal or cause the Company or any of its Subsidiaries to enter into a definitive written agreement with respect to a Superior Proposal, but in each case referred to in the foregoing clauses (i) and (ii), only if the Company notifies Parent, in writing, at least 48 hours prior to taking any such action, of its intention to take such action, specifying the material terms of such Superior Proposal and identifying the Person making such Superior Proposal, and Parent does not make, on or before 5:00 p.m., New York City time, on the second Business Day following receipt of such written notification, an offer that the Board of Directors of the Company determines, in good faith, after consultation with its financial advisors, is at least as favorable to the stockholders of the Company as such Superior Proposal, it being understood that the Company shall not enter into any binding agreement with respect to such Superior Proposal prior to 5:00 p.m. New York City time, on the third Business Day following Parent's receipt of such written notification.

            (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this SECTION 5.4, the Company shall no later than 24 hours thereafter advise Parent orally and in writing of any information or of any inquiry with respect to an Acquisition Proposal, the material terms and conditions of such request, inquiry or Acquisition Proposal and the identity of the person making such request, inquiry or Acquisition Proposal. The Company will promptly keep Parent informed of the status and details (including amendments or changes or proposed amendments or changes) of any such request, inquiry or Acquisition Proposal.

            (d) Nothing contained in this SECTION 5.4 shall prohibit the Company complying with Rules 14d-9 and 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of a majority of the members of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, subject to SECTION 5.4(b), neither the Company nor its Board of Directors nor any committee thereof shall make a Change in the Company Board Recommendation (as defined below) or approve or recommend, or propose to approve or recommend, an Acquisition Proposal.

            (e) The Company agrees that it will, and will cause its officers, directors and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Acquisition Proposal. The Company agrees that it will use reasonable efforts to promptly inform its directors, officers, key employees, agents and representatives of the obligations undertaken in this SECTION 5.4.

      SECTION 5.5.  INFORMATION SUPPLIED.
                    --------------------

            Each of the Company and Parent agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the proxy statement on Schedule 14A to be filed with the SEC by the Company in connection with stockholder approval of the Merger (the "Proxy Statement") will, at the time the Proxy Statement is mailed to the Company's stockholders and at the time of the Company Stockholders Meeting (as defined below) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Board of Directors of the Company shall, subject to SECTION 5.4 and SECTION 5.6 include in the Proxy Statement its recommendation in favor of adoption of the Merger Agreement (the "Company Board Recommendation") and the written opinion of JP Morgan Chase, dated the date of this Agreement, to the effect that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock.

      SECTION 5.6.  STOCKHOLDERS MEETING.
                    --------------------

                (a) Unless there shall be a Change in the Company Board Recommendation (as defined below), the Company shall duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders on a date as soon as reasonably practicable (the "Company Stockholders Meeting") for the purpose of obtaining the required approval of its stockholders with respect to the transactions contemplated by this Agreement, and shall take all lawful action to solicit the adoption of this Agreement, by the requisite vote of its stockholders; and the Board of Directors of the Company shall make the Company Board Recommendation, and shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Parent such recommendation or the approval of the Merger or this Agreement or take any action or make any statement in connection with the Company Stockholders Meeting inconsistent with such recommendation or approval (collectively, a "Change in the Company Board Recommendation"); provided the foregoing shall not prohibit accurate disclosure (and such disclosure shall not be deemed to be a Change in the Company Board Recommendation) of material factual information regarding the business, financial condition or results of operations of Parent or the Company or the fact that an Acquisition Proposal has been made, the identity of the party making such proposal or the material terms of such proposal (provided, that the Board of Directors of the Company does not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Parent its recommendation), to the extent such information, facts, identity or terms is required to be disclosed under applicable law; and, provided further, that the Board of Directors of the Company may make a Change in the Company Board Recommendation pursuant to SECTION 5.4 hereof. If there is a Change in the Company Board Recommendation and/or this Agreement is terminated, this Agreement need not be submitted to a vote of the Company's stockholders.

                (b) For purposes of this Agreement, a Change in the Company Board Recommendation shall be deemed to include, without limitation, a recommendation by the Company Board of Directors of a third party Acquisition Proposal with respect to the Company.

      SECTION 5.7.  FILINGS; OTHER ACTIONS; NOTIFICATION.
                    ------------------------------------

             (a) The Company shall (with the cooperation of the Parent) prepare and file with the SEC the Proxy Statement as promptly as practicable. Parent and the Company each shall use its reasonable best efforts to have the Proxy Statement mailed to the stockholders of the Company as promptly as practicable thereafter.

            (b) The Company and Parent each shall from the date hereof until the Effective Time cooperate with the other and use its reasonable best efforts to cause to be done all things necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings, including the Company providing any notices required under the Connecticut Property Transfer Act (Conn. Gen. Stat. ss.ss.22A-134 et seq.) and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity, including filings under the Hart-Scott-Rodino Act, in order to consummate the Merger or any of the other transactions contemplated by this Agreement. Parent will advise the Company promptly in respect of any understandings or arguments which it proposes to make or has made with applicable federal, state or foreign governmental bodies having jurisdiction over or rights of review with respect to antitrust law, in connection with the Merger, and Parent and the Company shall use their reasonable best efforts to seek to resolve any objections to the Merger as may be asserted by a Governmental Entity under applicable laws. If necessary to obtain any regulatory approval pursuant to any applicable Law, or if any administrative or judicial action or proceeding, is instituted (or threatened to be instituted), challenging the Merger or any other transaction contemplated by this Agreement as violative of applicable antitrust or competition Law, each of Parent and the Company shall cooperate in all respects with each other and, if necessary, to
(i) obtain any such regulatory approval, (ii) contest and resist any such action or proceeding or (iii) have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order made or granted pursuant thereto (whether, temporary, preliminary or permanent), then Parent and its Subsidiaries shall (i) sell, hold separate, or otherwise dispose of or conduct their business in a specified manner, (ii) agree to sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or (iii) permit the sale, holding separate or other disposition of, any assets of Parent, the Company or their respective Subsidiaries or the conduct of their business in a specified manner, provided that in no event will Parent be required hereby to sell, hold separate or otherwise dispose of any material assets or business or agree to restrict in any way the conduct of any material business conducted by Parent or proposed to be conducted by Parent following the Merger.

            (c) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby.

            (d) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, executive officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

      SECTION 5.8.  COMPANY STOCK OPTIONS.
                    ---------------------

            (a) Concurrent with the Effective Time, each Company Option outstanding and unexercised immediately prior to the Effective Time pursuant to the Company Stock Plans shall be assumed by the Parent and shall thereby be converted into an option (an "Assumed Option") to purchase the number of shares of Parent Common Stock (decreased to the nearest full share) determined by multiplying (i) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time by (ii) the Conversion Ratio (as defined below). The exercise price of each Company Option shall also be adjusted by dividing and rounding up to the nearest whole cent the exercise price for each share otherwise purchasable pursuant to each Company Option by the Conversion Ratio. Except for the foregoing adjustments, all the terms and conditions in effect for each Assumed Option immediately prior to the Effective Time shall continue in effect following the assumption of such option in accordance with this Agreement. "Conversion Ratio" means the Merger Consideration divided by the average of the closing price per share of the Parent Common Stock on the New York Stock Exchange for the five consecutive trading days ending on and including the trading day immediately prior to the day of the Effective Time.

             (b) It is the intention of the parties that the Company Options so assumed by Parent shall qualify, immediately after the Effective Time, as "Incentive Stock Options" under Section 422 of the Code to the same extent those options qualified as such Incentive Stock Options immediately prior to the Effective Time. Accordingly, the adjustments provided herein with respect to any Company Options that are Incentive Stock Options shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code.

            (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon the exercise of the Assumed Options. As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Options appropriate notices setting forth such holders' rights pursuant to such Assumed Options and that such Assumed Options shall continue in effect on the same terms and conditions as the Company Options and the applicable Company Stock Plan (subject to the adjustment set forth in this SECTION 5.8).

            (d) As soon as practicable after the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares subject to the Assumed Options. Such registration statement shall be kept effective (and the current status of the prospectus required thereby shall be maintained in accordance with the relevant requirements of the Securities Act and the Exchange Act) at least for so long as any Assumed Options remain outstanding.

      SECTION 5.9.  NOTIFICATION OF CERTAIN MATTERS.
                    -------------------------------

            The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of the occurrence of any event which would be likely to cause (i) any representation or warranty made by such Person contained in this Agreement to be untrue or inaccurate in any material respect; or (ii) any covenant, condition or agreement made by such Person contained in this Agreement not to be complied with or satisfied; or (iii) any failure of the Company or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided that the delivery of any notice pursuant to this SECTION 5.9 shall not limit or otherwise affect the remedies available to the party receiving such notice.

      SECTION 5.10.  INDEMNIFICATION.
                     ---------------

            (a) From and after the Effective Time, Parent agrees that it will
(i) indemnify and hold harmless, against any costs or expenses (including attorney's fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, and provide advancement of expenses to, all past and present directors, officers and employees of the Company and its Subsidiaries (in all of their capacities) (individually, an "Indemnified Party" and collectively the "Indemnified Parties") (a) to the same extent such persons are indemnified or have the right to advancement of expenses, and to the extent permitted by law, as of the date of this Agreement by the Company pursuant to the Company Charter Documents and indemnification agreements, if any, in existence on the date hereof with any directors, officers and employees of the Company and its Subsidiaries and (b) without limitation to clause (a), to the fullest extent permitted by law, in each case, for acts or omissions at or prior to the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby), (ii) include and cause to be maintained in effect in the Surviving Corporation's (or any successor's) certificate of incorporation and bylaws for a period of six years after the Effective Time, the current provisions regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses contained in the Company Charter Documents and (iii) use commercially reasonable efforts to maintain or cause to be maintained for a period of six years after the Effective Time the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company (provided that Parent (or any successor) may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured and provided further that Parent shall not be required to pay an annual premium therefor in excess of 200% of the last annual premium paid for the Company's directors' and officers' liability insurance prior to the date of this Agreement) with respect to claims arising from facts or events that occurred on or before the Effective Time (including for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby). Without limiting the rights of any Indemnified Party set forth in this Section 5.10, such Indemnified Party shall be entitled to be represented by counsel of its choice reasonably acceptable to Parent, in any circumstance where the Indemnified Party reasonably believes that there is an actual or potential conflict of interest between Parent and the Indemnified Party, and subject to the terms of the then applicable insurance policies covering the Indemnified Parties, and Parent shall, and shall cause the Surviving Company to, pay as incurred the reasonable fees and expenses of such separate counsel, promptly after statements therefor are received. In no event shall Parent be liable for fees and expenses of more than one separate counsel and one local counsel for all Indemnified Parties in connection with any one action or related actions in the same jurisdiction arising out of the same general allegations or facts. No Indemnified Party shall, without the prior consent of Parent, settle or compromise or consent to the entry of any judgment with respect to any claim in respect of which indemnification could be sought hereunder. The obligations of Parent under this SECTION 5.10 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this SECTION 5.10 applies without the consent of such affected Indemnified Party (it being expressly agreed that the indemnities to whom this SECTION 5.10 applies shall be third party beneficiaries of this SECTION 5.10).

            (b) If Parent or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent shall assume all of the obligations set forth in this SECTION 5.10.

      SECTION 5.11.  ACTIONS BY THE PARTIES.
                     ----------------------

            Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto will use its reasonable best efforts to take or cause to be taken all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable law and regulations to consummate and make effective in the most expeditious manner practicable, the transactions contemplated by this Agreement including (i) the obtaining of all necessary actions and non-actions, waivers and consents, if any, from any governmental agency or authority and the making of all necessary registrations and filings and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any governmental agency or authority; (ii) the obtaining of all necessary consents, approvals or waivers from any other Person; (iii) the defending of any claim, investigation, action, suit or other legal proceeding, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby; and (iv) the execution of additional instruments necessary to consummate the transactions contemplated by this Agreement. Each party will promptly consult with the other and provide necessary information with respect to all filings made by such party with the any agency or authority in connection with this Agreement and the transactions contemplated hereby.

      SECTION 5.12.  EMPLOYEE BENEFITS MATTERS.
                     -------------------------

            (a) From and after the Effective Date, Parent shall cause the Surviving Company and its successors and assigns to honor in accordance with their terms, all contracts, agreements, arrangements, policies, plans and commitments of the Company and the Subsidiaries as in effect immediately prior to the Effective Date that are applicable to any current or former employees or directors of the Company or any Subsidiary; provided, however, that nothing contained herein shall prohibit Parent or the Company or any of Parent's Subsidiaries from amending, modifying or terminating any such contracts, agreements, arrangements, policies, plans and commitments in accordance with their terms. Employees of the Company or any Subsidiary shall receive full credit for purposes of eligibility to participate and vesting (but not for benefit accruals) under any employee benefit plan, program or arrangement established or maintained by Parent or its successors and assigns after the Effective Time for service accrued or deemed accrued prior to the Effective Time with the Company or any Subsidiary; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit. In addition, Parent shall waive, or cause to be waived, any limitations on benefits relating to any pre-existing conditions to the same extent such limitations are waived under any comparable plan of the Company or its Subsidiaries and recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by employees of the Company and its Subsidiaries in the calendar year in which the Effective Time occurs.

            (b) As soon as practicable after the execution of this Agreement, the Company and Parent shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements.

            (c) Prior to the Effective Time, the Company shall have adopted resolutions to terminate its Employee Stock Purchase Plan effective with the last day of the offering period ending December 31, 2002.

            (d) The Company will adopt, or will cause to be adopted. all necessary corporate resolutions to terminate the Dianon Systems, Inc. 401(k) Retirement Plan, and any other 401(k) Plan maintained by the Company or its Subsidiaries, effective as of no later than one day prior to Closing. Immediately prior to such termination, the Company will make all necessary payments to fund the contributions: (i) necessary or required to maintain the tax-qualified status of the 401(k) Plan; (ii) for elective deferrals made pursuant to the 401(k) Plan for the period prior to termination; and (iii) for employer matching contributions for the period prior to termination. A 401(k) Plan means a qualified plan under Code Section 401(a) sponsored and maintained by the Company or its Subsidiary, which includes a qualified cash or deferred arrangement, as defined in Section 401(k) of the Code. The Company shall provide Parent with a copy of resolutions duly adopted by the Company's (or Company Subsidiary as applicable) board of directors terminating the 401(k) Plan. Parent will take such steps as are reasonably necessary to ensure that Parent's 401(k) plan will permit Company employees to make individual rollover contributions to Parent's 401(k) Plan of any "eligible rollover distributions," as such term is defined in Parent's 401(k) Plan, distributed by the Company 401(k) Plan.

      SECTION 5.13.  TRANSFER TAXES.
                     --------------

            All stock transfer, real estate transfer, documentary, stamp, recording and other similar Taxes (including interest, penalties and additions to any such Taxes (the "Transfer Taxes")) incurred in connection with the transactions contemplated by this Agreement shall be paid by Parent or Merger Sub, and the Company shall cooperate with Parent and Merger Sub in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes.


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

      SECTION 6.1. CONDITIONS PRECEDENT TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER.
                    --------------------------------------------------

            The respective obligations of each party hereto to effect the Merger shall be subject to the fulfillment or satisfaction, prior to or on the Closing Date of the following conditions:

            (a) STOCKHOLDER APPROVAL. The Merger shall have been duly approved by holders of Company Common Stock constituting the Company Requisite Vote.

            (b) REGULATORY CONSENTS. The waiting period applicable to the consummation of the Merger under the Hart-Scott-Rodino Act shall have expired or been terminated. Other than the filing provided for in SECTION 1.1(b), all other notices, reports and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries from, any Governmental Entity (collectively, "Governmental Consents"), in connection with the execution and delivery of this Agreement, and the consummation of the Merger and the other transactions contemplated by this Agreement shall have been made or obtained, except where the failure to make any such filings or obtain any such Governmental Consents would not have a material adverse effect on Parent, the Company and their respective Subsidiaries in the event such filings are not made or such Consents are not obtained.

            (c) LITIGATION. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an "Order") and no Governmental Entity shall have instituted any proceeding which continues to be pending seeking any such Order.

      SECTION 6.2.  CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT.
                    ---------------------------------------------

            The obligations of Parent to effect the Merger shall be subject to the fulfillment or satisfaction, prior to or on the Closing Date, of the following condition precedent:

            PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES. The Company shall have performed in all material respects and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Closing. Each of the Company's representations and warranties contained in
ARTICLE II of this Agreement shall be true and correct in all respects as of the Closing with the same effect as though such representations and warranties were made on and as of the Closing except for changes permitted by this Agreement and except where the failure of such representation and warranty to be true and correct in all respects would not have or would not be reasonably likely to result in a Company Material Adverse Effect, provided that any such representation and warranty which is itself qualified as to materiality shall not be deemed so qualified for purposes of this condition and any representation and warranty that addresses matters only as of a certain date shall be true and correct as of that certain date. Parent shall have received a certificate dated the Closing Date and signed by the Chairman, President or a Vice-President of the Company, certifying that, the condition specified in this SECTION 6.2 have been satisfied.

      SECTION 6.3.  CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATIONS.
                    -------------------------------------------------

            The obligations of the Company to effect the Merger shall be subject to the fulfillment or satisfaction, prior to or on the Closing Date, of the following condition precedent:

            PERFORMANCE OF OBLIGATIONS; REPRESENTATIONS AND WARRANTIES. Parent and Merger Sub shall have performed in all material respects and complied in all material respects with all agreements and conditions contained in this Agreement that are required to be performed or complied with by it prior to or at the Closing. Parent's representations and warranties contained in ARTICLES III AND IV of this Agreement shall be true and correct in all respects as of the Closing with the same effect as though such representations and warranties were made on and as of the Closing except for changes permitted by this Agreement and except that any such representation and warranty which is itself qualified as to materiality shall not be deemed so qualified for purposes of this condition and any representation and warranty that addresses matters only as of a certain date shall be true and correct as of that certain date. The Company shall have received certificates dated the Closing Date and signed by the Chairman, President or an Executive Vice-President of Parent, certifying that the condition specified in this SECTION 6.3 have been satisfied.


                                   ARTICLE VII

                                   TERMINATION

      SECTION 7.1.  TERMINATION.
                    -----------

            This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party or parties, and except as provided below, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company:

                  (a)   by mutual written consent of Parent and the Company; or

                  (b)   by either the Company or Parent:

                        (i) if the Effective Time shall not have occurred on or before May 1, 2003 (the "Termination Date"); provided, however, that the right to terminate this Agreement under this SECTION 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; or

                        (ii) if any Governmental Entity (A) shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable or (B) shall have failed to issue an order, decree or ruling or to take any other action, in the case of each of (A) and (B) which is necessary to fulfill the conditions set forth in SECTION 6.1(b), and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement under this SECTION 7.1(b)(ii) shall not be available to any party which has been the cause of such action or inaction; or

                        (iii) if the approval of the stockholders of the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or of any adjournment thereof at which the vote was taken; or

                        (iv) if the Board of Directors of the Company, after complying with SECTION 5.4(b), authorizes the Company to enter into a definitive written agreement with a third party with respect to an Acquisition Proposal that the Board of Directors has determined is a Superior Proposal; or

                  (c) by Parent, if there shall have been a breach by the Company of any of its representations, warranties, covenants or obligations contained in this Agreement, which breach would result in the failure to satisfy the condition set forth in SECTION 6.2, and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the party alleged to be in breach; or

                  (d)   by Parent:

                        (i) (A) if the Company shall have failed to make the Company Board Recommendation or effected a Change in the Company Board Recommendation (or resolved to take any such action), whether or not permitted by the terms hereof, or shall have materially breached its obligations under this Agreement by reason of a failure to call or hold the Company Stockholders Meeting in accordance with SECTION 5.6(a), (b) if the Board of Directors of the Company or any committee thereof shall approve or recommend, or make any disclosure to the stockholders of the Company, whether or not permitted pursuant to SECTION 5.4, that has the effect of approving or recommending, to the stockholders of the Company a proposal for a Business Combination, (C) if, after a proposal for a Business Combination shall have been made public, the Board of Directors of the Company fails to affirm the Company Board Recommendation and this Agreement as promptly as practicable (but in any event within three Business Days) after any request from Parent or (D) if a tender offer or exchange offer intended to result in a Business Combination is commenced, and the Board of Directors of the Company fails to recommend against acceptance of such offer by the stockholders of the Company (including by taking no position with respect to the acceptance of such offer by the stockholders of the Company); or

                        (ii) if any Person shall have consummated a tender offer or an exchange offer or other transaction constituting a Business Combination; or

                  (e) by the Company, if there shall have been a breach by Parent of any of its representations, warranties, covenants or obligations contained in this Agreement, which breach would result in the failure to satisfy the conditions set forth in SECTION 6.3, and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the party alleged to be in breach.

      SECTION 7.2   EFFECT OF TERMINATION.
                    ---------------------

                  (a) Except with respect to the covenants set forth in SECTION
5.3 to keep confidential certain information, this SECTION 7.2, and ARTICLE VIII, which provisions shall survive such termination, in the event of termination of this Agreement by either the Company or Parent as provided in
SECTION 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent or the Company or their respective officers or directors. Notwithstanding anything to the contrary contained in this Agreement, neither Parent nor the Company shall be relieved or released from any liabilities or damages arising out of its willful material breach of this Agreement.

                  (b) In the event that this Agreement is terminated pursuant to
(1) SECTION 7.1(b)(iii) in respect of the approval of the stockholders of the Company not being obtained and prior to the meeting of the Company stockholders at which a vote is taken to approve this Agreement any Person shall have made or publicly announced an intention to make a proposal for a Business Combination with respect to the Company, (2) SECTION 7.1(d), (3) SECTION 7.1(c), or (4)
SECTION 7.1(v)(iv), then (i) in the case of clauses (b)(1) and (b)(3), if within twelve months of termination of this Agreement, the Company enters into a definitive agreement with any Person (other than Parent or any of Parent's Affiliates) with respect to a Business Combination or any Business Combination with respect to the Company is consummated, then the Company shall pay to Parent, not later than one Business Day after the earlier of the date such agreement is entered into or such Business Combination is consummated, a termination fee of $13,000,000 (the "Termination Fee"), payable by wire transfer of same day funds, provided, however, that the Termination Fee shall be payable under clause (b)(3) only if the Business Combination involves a higher price per share to the Company stockholders than the highest consideration payable by Parent under this Agreement, (ii) in the case of clause (b)(2) the Company shall pay to Parent, not later than the date of such termination, one-half of the Termination Fee and one-half of the Expenses (as defined below, up to $500,000) and, if within twelve months of such termination, the Company enters into a definitive agreement with any Person (other than Parent or any of Parent's Affiliates) with respect to a Business Combination or any Business Combination with respect to the Company is consummated, then the Company shall pay to Parent, not later than one Business Day after the earlier of the date such agreement is entered into or such Business Combination is consummated the remaining one-half of the Termination Fee and the remaining one-half of the Expenses (with such Expenses not to exceed a cumulative total of $1 million), and (iii) in the case of clause (b)(4), the Company shall pay to Parent, not later than the date of such termination, the Termination Fee. The Company acknowledges that the agreements contained in this SECTION 7.2(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amounts due pursuant to this SECTION 7.2(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the amounts set forth in this SECTION 7.2(b), the Company shall pay to Parent its reasonable costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this SECTION 7.2(b) at the prime rate of Citibank in effect on the date such payment was required to be made.

                  (c) The Company shall reimburse Parent for all actual out of pocket expenses incurred by Parent and Merger Sub in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement up to a maximum amount of $1,000,000 (the "Expenses") in the event this Agreement is terminated by Parent in the circumstances described in SECTION 7.2(b), and except as set forth to the contrary in SECTION 7.2(b), within two Business Days after being notified by Parent. All payments made pursuant to this
SECTION 7.2(c) shall be made by wire transfer of same day funds.

                  (d) For the purposes of this Section 7.2, "Business Combination" means, with respect to the Company, a transaction with a party other than Parent or a Subsidiary involving (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution, or similar transaction involving such party as a result of which either (A) the Company's stockholders prior to such transaction in the aggregate cease to own at least 50% of the voting securities of the entity surviving or resulting from such transaction (or the ultimate parent entity thereof) or, regardless of the percentage of voting securities held by such stockholders, if any Person shall beneficially own, directly or indirectly, at least 40% of the voting securities of such ultimate parent entity or (B) the individuals comprising the board of directors of the Company prior to such transaction do not constitute a majority of the board of directors of such ultimate parent entity, (ii) a sale, lease, exchange, transfer or other disposition of at least 40% of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or a series of related transactions, or (iii) the acquisition, directly or indirectly, by a Person of beneficial ownership of 40% or more of the common stock of the Company whether by merger, consolidation, share exchange, business combination, tender of exchange offer or otherwise (other than a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction upon the consummation of which the Company's stockholders would in the aggregate beneficially own greater than 50% of the voting securities of such Person).


                                  ARTICLE VIII

                            MISCELLANEOUS AND GENERAL

      SECTION 8.1.  SURVIVAL.
                    --------

            This ARTICLE VIII and the agreements of the Company and Parent contained in SECTION 5.9 (Company Stock Options) and SECTION 5.12 (Indemnification) shall survive the consummation of the Merger. This ARTICLE VIII and the agreements of the Company and Parent contained in the provisions of
SECTION 8.2 (Expenses), and SECTION 7.2 (Effect of Termination) shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

      SECTION 8.2.  EXPENSES.
                    --------

            Regardless of whether or not the transactions contemplated hereby have been consummated at the Closing, each party hereto shall pay its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby, subject to the provisions of SECTION 7.2.

      SECTION 8.3.  PUBLICITY.
                    ---------

            The parties shall issue a joint initial press release announcing the execution of this Agreement as may be mutually agreed. Thereafter, the parties will consult with one another in public communications made in connection with the Merger and will provide each other with a meaningful opportunity to review and comment upon, any press releases or otherwise making public announcements with respect to the merger and the other transactions contemplated by this agreement, and prior to making any filings with any third party and/or any Governmental Entity with respect thereto, except as may be required by law, court process or by obligations pursuant to any listing agreement with or rules of any national securities exchange or interdealer quotation service.

      SECTION 8.4.  CONTENTS OF AGREEMENT; PARTIES IN INTEREST; ETC.
                    ------------------------------------------------

            This Agreement, the Schedules and Exhibits hereto and the agreements referred to or contemplated herein and the Confidentiality Agreement set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby, and, except as set forth in this Agreement, such other agreements and the Exhibits hereto and the Confidentiality Agreement, there are no representations or warranties, express or implied, made by any party to this Agreement with respect to the subject matter of this Agreement and the Confidentiality Agreement. Except for the matters set forth in the Confidentiality Agreement, as modified, as appropriate by this Agreement, any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement and the agreements referred to or contemplated herein.

      SECTION 8.5.  ASSIGNMENT AND BINDING EFFECT.
                    -----------------------------

            This Agreement may not be assigned by either party hereto without the prior written consent of the other party; provided that Parent may assign its rights and obligations under this Agreement to any directly or indirectly wholly-owned Subsidiary of Parent, upon written notice to the Company if the assignee shall assume the obligations of Parent hereunder and Parent shall remain liable for its obligations hereunder, and as provided in SECTION 1.1(d). All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

      SECTION 8.6   DEFINITIONS.
                    -----------

            As used in this Agreement the terms set forth below shall have the following meanings:

            (a) "Affiliate" of a Person means any other Person who directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such Person. "Control" means the possession of the power, directly or indirectly, to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.

            (b) "Applicable Foreign Competition Laws" shall mean Laws of any foreign governmental body that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade and are applicable to the Merger.

            (c) "Assets" means assets of every kind and everything that is or may be available for the payment of liabilities (whether inchoate, tangible or intangible), including, without limitation, real and personal property but excluding Intellectual Property Rights.

            (d) "Business Day" means a day other than Saturday or Sunday or a day on which banks are required or authorized to close in the States of Connecticut, North Carolina, New York or Delaware.

            (e) "Code" shall mean the Internal Revenue Code of 1986, as amended.

            (f) "Company Material Adverse Effect" means a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be taken into account when determining whether there has been, or will be, a Company Material Adverse Effect: (a) any failure by Company to meet analysts' published revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement; (b) any adverse change resulting from the announcement or pendency of the Merger, including a decline in the trading price of the Company Common Stock; (c) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting generally the industry in which the Company participates, the economy or financial markets as a whole, or
(d) any adverse change relating to changes in GAAP.

            (g) "Encumbrances" means Liens, security interests, deeds of trust, encroachments, reservations, orders of Governmental Entities, decrees, judgments, contract rights, claims or equity of any kind.

            (h) "Environmental Laws" shall mean all applicable federal, state, local or foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to (i) protection and clean-up of the environment and activities or conditions related thereto, including those relating to the generation, handling, disposal, transportation or release of Hazardous Materials and (ii) the health or safety of employees in the workplace environment, all as amended from time to time, and shall also include any related common law theory based on nuisance, trespass, negligence or other tortious conduct.

            (i) "Environmental Permits" shall mean any permits, licenses, certificates and approvals required under any Environmental Law.

            (j) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all Laws promulgated pursuant thereto or in connection therewith.

            (k) "Exchange Agent" shall mean a bank or trust company designated as the exchange agent by Parent.

            (l) "Governmental Entity" means any United States or other national, state, municipal or local government, domestic or foreign, any subdivision, agency, entity, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

            (m) "Hazardous Materials" shall mean any and all hazardous substances, hazardous wastes, hazardous materials, solid wastes and toxic substances, wastes or materials, and any pollutants or contaminants (including, but not limited to, polychlorinated biphenyls, "PCB"s, asbestos, volatile and semi-volatile organic compounds, oil, petroleum products and fractions, and any materials which include hazardous constituents or become hazardous, toxic, or dangerous when their composition or state is changed), or any other similar substances or materials which are listed under or regulated by any Environmental Laws.

            (n) "Knowledge of the Company," "Knowledge of Parent," "Parent's Knowledge" or "Company's Knowledge" shall mean the actual Knowledge of any of the directors and executive officers of the Company or Parent, as the case may be, disclosed in the respective party's most recent annual report or proxy statement for an annual meeting of stockholders.

            (o) "Laws" means all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, determinations, writs, injunctions, awards (including, without limitation, awards of any arbitrator), judgments and decrees applicable to the specified persons or entities.

            (p) "Liability" shall mean any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or about to become due), including any liability for Taxes.

            (q) "Liens" shall mean any mortgage, pledge, lien, security interest, conditional or installment sale agreement, encumbrance, charge or other claims of third parties of any kind.

            (r) "Parent Material Adverse Effect" means a material adverse effect on the business, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be taken into account when determining whether there has been, or will be, a Parent Material Adverse Effect: (a) any failure by Parent to meet analysts' published revenue or earnings predictions for any period ending (or for which revenues or earnings are released) on or after the date of this Agreement; (b) any adverse change resulting from the announcement or pendency of the Merger, including a decline in the trading price of Parent's Common Stock; or (c) any adverse change, effect, event, occurrence, state of facts or development attributable to conditions affecting generally the industry in which Parent participates, the economy or financial markets as a whole, or (d) any adverse change relating to changes in GAAP.

            (s) "Person" shall mean any individual, corporation, partnership, limited partnership, limited liability company, trust, association or entity or government agency or authority.

            (t) "Release" shall mean any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials from any source into or upon the environment, including the air, soil, improvements, surface water, groundwater, the sewer, septic system, storm drain, publicly owned treatment works, or waste treatment, storage or disposal systems.

            (u) "Subsidiary" means any corporation, partnership, joint venture or other entity in which the Company or Parent, as the context requires, (a) owns, directly or indirectly, 50% or more of the outstanding voting securities or equity interests or (b) is a general partner.

            (v) "Tax" (and, with correlative meaning, "Taxes" and "Taxable") shall mean any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, or environmental tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, addition to tax or additional amount imposed by any governmental authority.

            (w) "Tax Return" shall mean any return, report or similar statement required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

      SECTION 8.7.  NOTICES.
                    -------

            Any notice, request, demand, waiver, consent, approval, or other communication which is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by facsimile transmission (receipt confirmed, promptly followed by a hard-copy delivered in accordance with this SECTION 8.7) or by registered or certified mail (return receipt requested), or by overnight courier or delivery service, with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

            If to Parent or Merger Sub:

                  Parent
                  430 South Spring Street, 1st Floor
                  Burlington, North Carolina  27215
                  Attention:  General Counsel
                  Fax: (336) 226-3835

            with a copy to:

                  Hogan & Hartson L.L.P.
                  111 South Calvert Street, 16th Floor
                  Baltimore, Maryland  21202
                  Attention:  Michael J. Silver
                  Fax: (410) 539-6981

            If to the Company:

                  Company
                  200 Watson Boulevard
                  Stratford, Connecticut 06615
                  Attention: Chief Financial Officer
                  Fax: (203) 381-4017

            with a copy to:

                  Cadwalader, Wickersham & Taft
                  100 Maiden Lane
                  New York, New York 10038
                  Attention: Dennis J. Block
                  Fax: (212) 504-6666

or to such other address or Person as any party may have specified in a notice duly given to the other party as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date delivered (in the case of delivery by facsimile transmission, as of the time of an electronic confirmation of receipt).

      SECTION 8.8.  AMENDMENT.
                    ---------

            This Agreement may be amended, modified or supplemented at any time prior to the Effective Time by mutual agreement of the respective Boards of Directors of the Company, Merger Sub and Parent, except as provided in Section 251(d) of the DGCL. Any amendment, modification or revision of this Agreement and any waiver of compliance or consent with respect hereto shall be effective only if in a written instrument executed by the parties hereto.

      SECTION 8.9.  GOVERNING LAW.
                    -------------

            This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware as applied to contracts made and fully performed in such state, but without regard to the conflict of laws principles thereof.

      SECTION 8.10.  NO BENEFIT TO OTHERS.
                     --------------------

            The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto, and their respective successors and assigns, and they shall not be construed as conferring, and are not intended to confer, any rights on any other Person except for the rights provided for in ARTICLE I and SECTIONS 5.9 AND 5.11.

      SECTION 8.11.  SEVERABILITY.
                     ------------

            If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of the Agreement shall remain in full force and effect. Upon such determination, the parties hereto shall negotiate in good faith to modify this Agreement so as to give effect to the original intent of the parties to the fullest extent permitted by applicable law.

      SECTION 8.12.  SECTION HEADINGS.
                     ----------------

            All section headings are for convenience only and shall in no way modify or restrict any of the terms or provisions hereof.

      SECTION 8.13.  SCHEDULES AND EXHIBITS.
                     ----------------------

            All Schedules and Exhibits referred to herein are intended to be and hereby are specifically made a part of this Agreement.

      SECTION 8.14.  EXTENSIONS.
                     ----------

            At any time prior to the Effective Time, Parent, on the one hand, and the Company on the other may by corporate action, extend the time for compliance by or waive performance of any representation, warranty, condition or obligation of the other party subject to the provisions of SECTION 8.8 regarding the manner of waiver.

      SECTION 8.15.  COUNTERPARTS.
                     ------------

            This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and the Company and Parent may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                                                    AGREEMENT AND PLAN OF MERGER
                                                                  BY AND BETWEEN
                                     LABORATORY CORPORATION OF AMERICA HOLDINGS,
                                                       DAVINCI DEVELOPMENT, INC.
                                                        AND DIANON SYSTEMS, INC.
                                                                  SIGNATURE PAGE


            IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Agreement and Plan of Merger as of the date first above written.

                                    LABORATORY CORPORATION OF AMERICA HOLDINGS

                                    By:   /s/  Thomas P. Mac Mahon
                                          -----------------------------------
                                    Name:
                                    Title:


                                    DIANON SYSTEMS, INC.

                                    By:   /s/  Kevin C. Johnson
                                          -----------------------------------
                                    Name:
                                    Title:


                                    DAVINCI DEVELOPMENT, INC.

                                    By:   /s/ Thomas P. Mac Mahon
                                          -----------------------------------
                                    Name:
                                    Title:

                            GLOSSARY OF DEFINED TERMS
                            -------------------------



DEFINED TERM                             LOCATION OF DEFINITION

Acquisition Agreement                    Section 5.4
Acquisition Proposal                     Section 5.4
Affiliate                                Section 8.6
Agreement                                Preamble
Applicable Foreign Competition Laws      Section 8.6
Approvals                                Section 2.12
Assets                                   Section 8.6
Assumed Option                           Section 5.9
Business Combination                     Section 7.2
Business Day                             Section 8.6
Cash Portion                             Section 1.5
Certificates                             Section 1.7
Change in the Company Board              Section 5.6
Recommendation
Closing                                  Section 1.1
Closing Date                             Section 1.1
Code                                     Section 8.6
Company                                  Preamble
Company Audit Date                       Section 2.6
Company Benefit Plans                    Section 2.16
Company Board Recommendation             Section 5.5
Company Charter Documents                Section 2.2
Company Common Stock                     Section 1.5
Company Material Adverse Effect          Section 8.6
Company Reports                          Section 2.6
Company Requisite Vote                   Section 2.4
Company Rights                           Section 2.3
Company Rights Agreement                 Section 2.3
Company Stock Options                    Section 5.9
Company Stock Plans                      Section 2.3
Company Stockholders Meeting             Section 5.6
Confidentiality Agreement                Section 5.3
Conversion Ratio                         Section 5.8
Customers                                Section 2.21
DGCL                                     Recitals
Effective Time                           Section 1.1
Encumbrances                             Section 8.6
Environmental Laws                       Section 8.6
ERISA                                    Section 8.6
Exchange Act                             Section 2.5
Exchange Agent                           Section 8.6
Exchange Fund                            Section 1.7
Expenses                                 Section 7.2
GAAP                                     Section 2.6
Governmental Consents                    Section 6.1
Governmental Entity                      Section 8.6
Hart-Scott-Rodino Act                    Section 2.5
Hazardous Materials                      Section 8.6
Indemnified Parties                      Section 5.10
Indemnified Party                        Section 5.10
Intellectual Property Rights             Section 2.13
IRS                                      Section 2.15
Knowledge of Company, etc                Section 8.6
Laws                                     Section 8.6
Liability                                Section 8.6
Liens                                    Section 8.6
Material Contracts                       Section 2.8
Merger                                   Recitals
Merger Consideration                     Section 1.5
Merger Sub                               Preamble
Order                                    Section 6.1
Parent                                   Preamble
Parent Charter Documents                 Section 3.2
Parent Material Adverse Effect           Section 8.6
Parent Option Shares                     Section 5.9
Parent Replacement Options               Section 5.9
Person                                   Section 8.6
Physician Employees                      Section 2.12
Prospectus/Proxy Statement               Section 5.5
Real Property                            Section 2.9
Release                                  Section 8.6
Right                                    Section 1.5
Rights Agreement                         Section 1.5
Security Portion                         Section 1.5
S-4 Registration Statement               Section 5.5
SEC                                      Section 2.6
Securities Act                           Section 2.5
Stock Plan                               Section 5.9
Subsequent Company Reports               Section 2.6
Subsidiary                               Section 8.6
Superior Proposal                        Section 5.4
Surviving Company                        Section 1.1
Takeover Statute                         Section 2.22
Tax                                      Section 8.6
Tax Return                               Section 8.6
Termination Date                         Section 7.1
Termination Fee                          Section 7.2
Transfer Taxes                           Section 5.13
WARN Act                                 Section 2.15